As filed with the Securities and Exchange Commission on April 9, 2004
Registration Statement No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDUSTRIES INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	3600	87-0522115

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4/F Wondial Building, Keji South 6 Road
Shenzhen High-Tech Industrial Park, Shennan Road
Shenzhen, China
011-86-755-26520839

(Address and telephone number, including area code, of principal executive offices)

Dr. Kit Tsui
10880 Wilshire Blvd.
Suite 590
Los Angeles, California 90024
(310) 441-1888

(Name, address and telephone number of Agent for Service)

Copy to:
Kevin Friedmann, Esq. RICHARDSON & PATEL LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024 (310) 208-1182

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $0.01 per share	2,521,745	$2.77 (1)	$6,985,233.65	$885.03
Common Stock, par value $0.01 per share, to be issued upon exercise of warrants	756,530	$2.7601 (2)	$2,088,098.45	$264.56
Total	3,278,275		$9,073,332.10	$1149.58
  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask prices of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on April 8, 2004.
  Calculated in accordance with Rule 457(g) under the Securities Act on the basis of an exercise price of $2.70 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

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Subject to Completion, dated April 9, 2004

Prospectus

INDUSTRIES INTERNATIONAL INCORPORATED

3,278,275 shares of Common Stock

This prospectus covers the resale by selling stockholders of up to 3,278,275 shares of our common stock, $0.01 par value, which include:
  2,521,745 shares of common stock issued pursuant to the Purchase Agreement dated as of February 25, 2004, and

  756,530 shares of common stock underlying the warrants issued in conjunction with foregoing Purchase Agreement.
These securities will be offered for sale by the Selling Stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will receive none of the proceeds from such sales. However, we may receive up to $2,088,098.45 upon the exercise of warrants. If received, such funds will be used for general corporate purposes, including working capital requirements. We will pay all expenses, except for the underwriting and brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and the warrants are more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the Selling Stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the Selling Stockholders. See "Plan of Distribution".

Our common stock is listed on the Over the Counter Bulletin Board under the symbol “INDI.” On April 8, 2003, the closing price of the shares was $2.77 per share.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The Selling Stockholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
PROSPECTUS SUMMARY	6
RISK FACTORS	8
USE OF PROCEEDS	18
DIVIDEND POLICY	18
MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
SELECTED CONSOLIDATED FINANCIAL DATA	23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
BUSINESS	38
LEGAL PROCEEDINGS	53
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	53
EXECUTIVE COMPENSATION	56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	60
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	60
SELLING STOCKHOLDERS	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	64
DESCRIPTION OF SECURITIES	65
PLAN OF DISTRIBUTION	67
TRANSFER AGENT	68
LEGAL MATTERS	69
EXPERTS	69
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	69
WHERE YOU CAN FIND ADDITIONAL INFORMATION	69
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
EXHIBIT INDEX	72
SIGNATURES	75

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement and prospectus on Form S-1 contains "forward-looking statements" which are based on our current expectations, assumptions, estimates and projections about our business and our industry. Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, those discussed in the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operation-Factors Affecting Business, Operating Results and Financial Condition", as well as other factors, such as a decline in the general state of the Chinese economy, which will be outside our control. You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. In this prospectus, we refer to Industries International Incorporated and its subsidiaries as "we," "our," “IDUL,” “Industries” or the "company."

Our Company

Industries International, Incorporated is a holding company whose subsidiaries are focused on the research, development, manufacture and commercialization of telecommunication equipment, lithium and lithium-ion batteries, and battery testing equipment in the People’s Republic of China (“PRC” or “China”) and globally. IDUL's wholly-owned subsidiary Broad Faith Limited is a leading China-based company engaged in, through its subsidiaries, the research, development, production and distribution throughout China of communications terminal products such as corded and cordless telephones and their core components like printed circuit boards (PCB) and design and radio frequency modules. According to the 2002 “Market Research & Consultation Report on Telephones in Chinese Cities” provided by Beijing Guneng Market Research Center, the Company ranks among the top three companies in the Chinese cordless telephone market. The same report also listed our WONDIAL® brand name as a well-established brand name in the Chinese telephone market. Our company, through Broad Faith and it subsidiaries, distributes its products through a network of over 5,100 points of sale in more than 200 cities and 28 provinces in China.

We have three main business segments: Communications terminal products, battery products, and battery testing equipment.

Our communications terminal products include fixed-line and cordless telephones, hand-to-hand radios and digital voice repeaters. We supply the products in this segment to both distributors and directly to end customers. Industries maintains a nationwide distribution network that includes 28 independent regional distributors that account for more than 5,100 points-of-sale in 200 major cities in China. Our Chinese distribution network includes major telecommunication companies, including China Telecom (the largest fixed line operator in China, as projected by CCID IT-economy Research Institute), China Unicom and China Railway Communications. Chain stores and supermarkets operating throughout China, such as Wal-Mart China, Sam’s Club and Carrefour’s. We also distribute our communications products to Hong Kong, Korea, and Singapore.

Through Li Sun Power, we design and manufacture disposable and rechargeable lithium and lithium-ion batteries that are used in instruments, meters, computers, cameras and similar battery-powered devices. With 47 models of disposable batteries and 33 models of rechargeable batteries, we currently produce over 20 million batteries annually. Li Sun Power is certified by International Organization for Standardization as an ISO 9001 and ISO 14001 manufacturers. As a result of our wide range of high-end battery products, we have developed a broad customer base in both Chinese and overseas markets, with approximately 20% of our battery revenue being generated by export to Hong Kong, Taiwan, the United States, Singapore, New Zealand and other countries. As an original equipment manufacturer of batteries under other brand names, we have established a long-term cooperative relationship with a number of locally and internationally well-known companies for manufacturing batteries customized to their specific design and functional requirements.

Through Li Sun Power, we also design and manufacture program-controlled specialized testing equipment for use in laboratories and technology research institutes for high-precision testing of chemical composition and functioning capacity of batteries. The professional testing equipment is specially designed for use in laboratories and technology research institutes for high-precision testing of electrode and electric capacity. We market our testing equipment to research institutes as well as to competing battery manufacturers. We also use our testing equipment internally for our communications and battery operations.

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We maintain our principal offices at 4/F Wondial Building, Keji South 6 Road, Shenzhen High-Tech Industrial Park, Shennan Road, Shenzhen, China. Our telephone number at that address is 011-86-755-26520839. Our website address is www.industriesintl.com.

The Offering

On February 25, 2004, we completed a private equity financing raising gross proceeds of $5,800,000. See our description in “Market for Registrant’s Common Equity and Related Stockholder Matters” subtitled “Restricted Offerings” for further information regarding this offering.

We are registering 3,278,261 shares of our common stock for sale by the Selling Stockholders identified in the section of this prospectus entitled "Selling Stockholders." The shares included in the table identifying the Selling Stockholders include 2,521,745 shares of our issued common stock plus an additional 756,530 shares of common stock that have not yet been, but that may be, issued to designated Selling Stockholders should they exercise their warrants. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

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RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our company and its business. This prospectus contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below and in our other SEC filings. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Risks Relating to Our Company and this Offering

To satisfy our capital requirements, we may seek to raise funds in the public or private capital markets.

Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, or if any products developed are not well-received. We may seek additional funding through corporate collaborations and other financing vehicles or from loans or investments from new or existing stockholders. We cannot assure you that any such funding will be available to us, or if available, that it will be available on acceptable terms. If adequate funds are not available, we will not be able to complete the commercialization of any products that we may have developed. As a result, we may be required to discontinue our operations without obtaining any value for our products under development, thereby eliminating stockholder equity, or we could be forced to relinquish rights to some or all of our products under development in return for an amount substantially less than we expended to develop such products. If we are successful in obtaining additional financing, the terms of the financing may have the effect of diluting the holdings or adversely affecting the rights of the holders of common stock.

We may not be able to protect our proprietary rights and may infringe on the proprietary rights of others.

Establishment of patents and other proprietary rights is important to our success and our competitive position. Accordingly, we intend to devote substantial resources to the establishment and protection of patents and other proprietary rights. We cannot assure you that the actions taken by us to establish and protect any patents or other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from prohibiting sales of any products we may develop in violation of the patents and proprietary rights of others. Moreover, we cannot assure you that others will not assert rights in, or ownership of, patents and other proprietary rights we may establish or acquire or that we will be able to successfully resolve such conflicts.

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We depend on key personnel and we may not be able to attract and retain qualified employees.

Our success will be largely dependent, in particular, upon the continuing services of Dr. Kit Tsui, our Chief Executive Officer and Chairman, Ms. Hongyan Sun, President and Director, and Mr. Bin Xu, Chairman and General Manager of Lixing Power. If any of these individuals were unable to provide services to us for whatever reason, our business would be adversely affected. None of these individuals have entered into employment agreements with us.

In addition, our ability to develop and market our products and to achieve profitability will depend on our ability to attract and retain highly talented personnel. We face intense competition for personnel from other companies. We cannot assure you that we will be successful in attracting and retaining key personnel. The loss of key personnel, or the inability to attract and retain the additional, highly-talented employees required for the development and commercialization of our products, could adversely affect our results of operations and our business.

A failure to establish and maintain relationships with strategic partners may harm our business.

We will depend on establishing and maintaining relationships with strategic partners. Our ability to develop, produce, and market our products is dependent upon our ability to establish and maintain relationships with other companies and individuals. We may not be able to enter into relationships with these companies on commercially reasonable terms or at all. Even if we enter into these relationships, not all such relationships may result in benefits for our company.

We cannot control the cost of our raw materials, which may adversely impact our profit margin and financial position.

Our principal raw materials are stainless steel and lithium. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly and may vary significantly in the future. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material and energy costs to our customers.

Interruptions of supplies from our key suppliers may affect our ability to meet our obligations requirements, and, accordingly, may adversely affect our results of operations and financial performance.

Interruptions of supplies from our key suppliers may affect our raw materials could disrupt production or impact our ability to increase production and sales. We use a limited number of sources for most of the other raw materials that we use. We do not have long-term or volume purchase agreements with most of our suppliers, and may have limited options in the short-term for alternative supply if these suppliers fail, for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

We will likely experience customer concentration, which may expose us to all of the risks faced by each of our material customers.

Until and unless we secure multiple customer relationships, it is likely that we will experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer’s ability to stay in business and make timely payments to us.

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Our business may be subject to international risks.

We are pursuing international business opportunities, including opportunities in the U.S. and Western Europe. We may face a number of additional risks, which include: unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers; challenges in staffing and managing foreign operations; differences in technology standards, employment laws and business practices; longer payment cycles and problems in collecting accounts receivable; political instability; changes in currency exchange rates; currency exchange controls; and potentially adverse tax consequences.

We will experience competition from other companies in the industry, which may have a material adverse impact on our revenues and financial position.

Our competitors include makers of battery and telephone products, as well as other companies with developmental-stage products that have the potential to compete with our products. Some of these competitors have significantly greater market share and better capital resources, in the future. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development, productivity improvements and customer service and support in order to compete in our markets. Such competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us which may adversely affect our marketing strategies which could have a material adverse effect on our business, results of operations or financial condition. In addition, as we introduce new products, we will compete directly with a greater number of companies. We cannot assure you that we can compete successfully against current or future competitors nor can there be any assurance that competitive pressures faced by us will not result in increased marketing costs, loss of market share or otherwise will not materially adversely affect our business, results of operations and financial condition. See our discussion entitled "Business - Competition".

We may face additional risks due to our reliance on outsourced manufacturing in our communications terminal products segment.

In order to increase our profit margin, we have outsourced substantially all of our manufacturing requirements for our communications terminal products. This outsourced manufacturing is carried out primarily in Shenzhen, China. Outsourcing, particularly with international manufacturers, carries certain risks which include, but may not be limited to:

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  the outsourcing contractor’s ability to manufacture products that meet our technical specification and that have minimal defects;

  the outsourcing contractor's ability to honor their product warranties;

  the financial solvency, labor concerns and general business condition of our outsourcing contractor;

  unexpected changes in regulatory requirements;
  inadequate protection of intellectual property in China;

  risks of fire, flood or acts of God affecting manufacturing facilities; and

  our ability to meet our financial obligations to our outsourcing contractor.

In addition, our outsourcing contractor acquires component parts from various suppliers. Similar risks are involved in such procurement efforts. Due to our dependency on outsourced manufacturing and the inherent difficulty in replacing outsourced manufacturing capacity in an efficient or expeditious manner, the occurrence of any condition preventing or hindering the manufacture or delivery of manufactured goods by any one or more of our outsourcing contractors would have a material adverse affect on our business in the short term and may have a material adverse affect in the long term.

We do not intend to allocate additional capital to our battery testing equipment line of products, and intend to gradually exit this segment line of products.

We experienced decreased demand for battery testing equipment in 2003, and although we reduced our prices for our testing equipment, we did not experience offsetting sales volume. Battery testing equipment is expensive to manufacture and maintains a more limited market, and, as a result, presents a lower profit margin. Accordingly, we have decided not to allocate additional capital in developing this segment, and will gradually exit the battery testing market. We have not yet determined the timing and rate of this exit. If we are unable to fully divest ourselves of these products in a timely and cost-effective manner, we may experience a material adverse effect to our revenues and significantly higher expenses. Conversely, if the market for battery testing equipment increases substantially while we are in the process of exiting this market or after we have exited this market, we may experience a material loss if it is determined that we have sold our manufacturing equipment and inventory at a price significantly below market value, and we may lose a significant amount of potential revenue in failing to take advantage of the increased market.

We depend on factories to manufacture our products, which may be insufficiently insured against damage or loss.

We have no direct business operation, other than our ownership of our subsidiaries located in China, and our results of operations and financial condition are currently solely dependent on our subsidiaries' factories in China. We currently maintain fire, casualty and theft insurance covering various of our stock in trade, goods and merchandise, furniture and equipment, and factory buildings in China. The proceeds of this insurance may not sufficiently cover material damage to, or the loss of, any of our factories due to fire, severe weather, flooding or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects. However, we have not materially suffered from such damage or loss to date.

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We are controlled by one of our shareholders, whose interests may differ from other shareholders.

Dr. Kit Tsui, our Chief Executive Officer and Chairman, beneficially owns 32.88% of our outstanding shares as of March 25, 2004. Accordingly, he has controlling influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. He also has the power to prevent or cause a change in control. In addition, without his consent, we could be prevented from entering into transactions that could be beneficial to us. The interests of this shareholder may differ from the interests of the other shareholders, and may limit the ability of other shareholders to affect our management and affairs.

Our holding company structure creates restrictions on the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars.

There is currently a limited trading market for our common stock.

Our common stock is traded in the over-the-counter market through the Over-the-Counter Electronic Bulletin Board. There is currently an active trading market for the common stock; however there can be no assurance that an active trading market will be maintained. Trading of securities on the Over-the-Counter Electronic Bulletin Board is generally limited and is effected on a less regular basis than that effected on other exchanges or quotation systems (such as the NASDAQ Stock Market), and accordingly investors who own or purchase common stock will find that the liquidity or transferability of the common stock is limited. Additionally, a stockholder may find it more difficult to dispose of, or obtain accurate quotations as to the market value, of common stock. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

The application of the "Penny Stock" rules could adversely effect the market price of our common stock.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder's ability to resell the common stock.

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Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The price of our common stock is volatile.

The market price of the common stock may be subject to significant fluctuations in response to our operating results, announcements of new products or market expansions by us or our competitors, changes in general conditions in the economy, the financial markets, the electrical power transmission and distribution industry, or other developments and activities affecting us, our customers, or our competitors, some of which may be unrelated to our performance. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of common stock. The closing bid prices for the common stock has fluctuated from a high of $6.80 to a low of $1.01 in the 52 weeks preceding April 8, 2004.

We do not anticipate paying dividends in the foreseeable future.

We have not paid dividends on the common stock and do not anticipate paying such dividends in the foreseeable future.

We are responsible for the indemnification of our officers and directors.

Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

Terrorist attacks and other attacks or acts of war may adversely affect the markets in which we operate, our operations and our profitability.

The attacks of September 11, 2001, and subsequent events, including the military action in Iraq, has caused and may continue to cause instability in our markets and have led and may continue to lead to, further armed hostilities or further acts of terrorism worldwide, which could cause further disruption in our markets. Acts of terrorism may impact our operations, or those of our customers or suppliers and may further limit or delay purchasing decisions of our customers. Depending on their magnitude, acts of terrorism or war could have a material adverse effect on our business, financial results, cash flows and financial position.

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There is a risk of dilution resulting from this offering and from the exercise of existing options and warrants, which may reduce the market price of our common stock, and may also lead to potential difficulty in obtaining additional equity capital.

Our common stock may become diluted if warrants and options to purchase our common stock are exercised. These shares, as well as the eligibility for additional restricted shares to be sold in the future, either pursuant to future registrations under the Securities Act of 1933, as amended, or an exemption such as Rule 144 under the Securities Act of 1933, as amended, may have a dilutive effect on the market for the price of our common stock. The terms upon which we will be able to obtain additional equity capital could also be adversely affected. In addition, the sale of common stock offered by this prospectus, or merely the possibility that these sales could occur, could have an adverse effect on the market price of our common stock.

Risks Relating to Our Foreign Operations

Our operations are primarily located in China and may be adversely affected by changes in the policies of the Chinese government.

Our business operations may be adversely affected by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. These effects could substantially impair our business, profits or prospects in China. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

The Chinese government exerts substantial influence over the manner in which we must conduct its business activities.

The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interests we then hold in Chinese properties or joint ventures. Any such developments could have a material adverse effect on our business, operations, financial condition and prospects.

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In addition, while we do not believe it is a likely event, the Chinese government may decide not to grant a renewal of Kexuntong’s renewable operating tenure upon its expiration on March 29, 2009. While we believe that renewing the operating tenure is a simple administrative matter, a failure to renew Kexuntong’s renewable operating tenure could have material adverse effect on our business, operations, financial condition and prospects.

In the event that we are unable to fulfill all of our obligations (e.g. make timely payments when due, etc.) to banks owned and operated by the Chinese government that have loaned money to us, the Chinese government may significantly interfere with the business and ultimately take steps to liquidate our company to pay the debts. Accordingly, our failure to fulfill all of our obligations to such banks could have material adverse effect on our business, operations, financial condition and prospects.

The favorable tax treatment in Shenzhen is projected to end in the near future, which, when effective, will adversely impact our profit margin and results of operations.

Shenzhen is the only region in China which experiences fluctuating tax rates, which has worked to our benefit in that our primary operations are located there, and the tax rate has been lower than other regions of China. However, this region's status as economic development zone has been gradually reduced as local business mature, and the tax rates have increased accordingly. The tax rate is expected to reach the 17% mandated maximum at some point in the near future, which will effectively eliminate the benefits that we have experienced due to our location in Shenzhen. Once this increase becomes effective, our profit margin and financial position will experience a concordant negative adjustment.

Future inflation in China may inhibit economic activity in China and adversely affect our operations.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation which have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has moderated since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affecting our business operations and prospects in the PRC.

Our currency is not freely convertible, which may limit our ability to obtain financing on favorable terms, and may limit our ability to pay dividends in the future.

The Renminbi is not a freely convertible currency at present. The Company will receive nearly all of its revenue in Renminbi, which may need to be converted to other currencies, primarily U.S. dollars, and remitted outside of the PRC. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises, including Sino-Foreign Joint Ventures, are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE,” formerly, “State Administration of Exchange Control”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”). “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a “current account transaction.” Other non-current account items, known as “capital account” items, remain subject to SAFE approval. Under current regulations, we can obtain foreign currency in exchange for Renminbi from swap centers authorized by the government. We do not anticipate problems in obtaining foreign currency to satisfy its requirements; however, we cannot assure you that foreign currency shortages or changes in currency exchange laws and regulations by the Chinese government will not restrict us from freely converting Renminbi in a timely manner. If such shortages or change in laws and regulations occur, we may accept Renminbi, which can be held or re-invested in other projects.

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However, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and our other holdings and investments, and our operating subsidiaries located in China may be subject to restrictions on the conversion of Renminbi to U.S. dollars and, as a result, may be restricted in their ability to make distributions to us. Additionally, we may not be able to obtain financing in foreign markets, including securitized credit, on favorable or competitive terms, which may limit our ability to successfully compete in foreign markets.

Future fluctuation in the value of the Renminbi may negatively affect our ability to convert our return on operations to U.S. dollars in a profitable manner and its sales globally.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the U.S., have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets.

If any devaluation of the Renminbi were to occur in the future, our returns on our operations in China, which are expected to be in the form of Renminbi, will be negatively affected upon conversion to U.S. dollars. Although we attempt to have most future payments, mainly repayments of loans and capital contributions, denominated in U.S. dollars, if any increase in the value of the Renminbi were to occur in the future, our products sales in China and in other countries may be negatively affected.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

The PRC’s legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China’s regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our business objectives. We cannot assure you that we will be able to enforce any legal rights we may have under our contracts or otherwise. Our failure to enforce our legal rights may have a material adverse impact on our operations and financial position, as well as our ability to compete with other companies in our industry.

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We must obtain licenses or permits for our products from the Chinese government, which may not be granted or renewed in the future.

China has enacted regulations governing telephones and telephone communications. Pursuant to these regulations, individuals or entities desiring to sell telephone equipment or connect to the telephone network in China must obtain certain permits from the Ministry of Posts and Telecommunications and all telecommunications equipment must have a network access license. Although we have not experienced difficulty in obtaining such permits and licenses and in the past, we cannot assure you that we will be able to renew these in the future or acquire additional licenses or permits as warranted. If we are unable to obtain additional licenses or grants or renewals of current licenses or grants, or additional regulations are enacted which make obtaining licenses or grants difficult or impossible, it may have a material adverse effect ono our ability to conduct our business, and our financial position may be harmed accordingly.

We may face additional risks resulting from the recent outbreak of severe acute respiratory syndrome (“SARS”) in various parts of mainland China, Hong Kong and elsewhere.

Since early 2003, mainland China, Hong Kong and certain other countries, largely in Asia, have been experiencing an outbreak of a new and highly contagious form of atypical pneumonia, now known as severe acute respiratory syndrome, or SARS.  This outbreak has resulted in significant disruption to the lifestyles of the affected population and business and economic activity generally in the affected areas.  Areas in mainland China that have been affected include areas where we have business and management operations.  Although the outbreak is now generally under control in China, we cannot predict at this time whether the situation may again deteriorate or the extent of its effect on our business and operations.  We cannot assure you that this outbreak, particularly if the situation worsens, will not significantly disrupt our staffing or otherwise generally disrupt our operations, result in higher operating expenses, severely restrict the level of economic activity generally, or otherwise adversely affect products, services and usage levels of our products and services in affected areas, all of which may result in a material adverse effect our business and prospects.

Controversies affecting China’s trade with the United States could harm the our results of operations or depress our stock price.

While China has been granted permanent most favored nation trade status in the United States through its entry into the World Trade Organization, controversies between the United States and China may arise that threaten the status quo involving trade between the United States and China. These controversies could materially and adversely affect our business by, among other things, causing our products in the United States to become more expensive resulting in a reduction in the demand for our products by customers in the United States. Political or trade friction between the United States and China, whether or not actually affecting our business, could also materially and adversely affect the prevailing market price of our common shares.

It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.

Substantially all of our assets are located outside the United States. Almost all of its current operations are conducted in China. Moreover, most of our directors and officers are nationals or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. However, we may receive up to $22,088,098.45 upon exercise of warrants, the underlying shares of which are included hereunder. If received, such funds will be used for general corporate purposes, including working capital requirements. With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $141,149.59, inclusive of our legal and accounting fees, printing costs, filing and other miscellaneous fees and expenses.

DIVIDEND POLICY

We intend to retain all our earnings to finance the growth and development of our business, including future acquisitions. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future change in our dividend policy will be made at the discretion of our board of directors and will depend on the then applicable contractual restrictions on us contained in any existing credit facility or other agreements, our results of operations, earnings, capital requirements and other factors considered relevant by our board of directors.

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MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on OTC Bulletin Board under the symbol “IDUL.OB”. The following table sets forth the range of high and low bid quotations for each of quarter of the last two fiscal years, adjusted to reflect the one-for-four reverse split effected May 12, 2003. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
	High	Low
Fiscal Year Ended 2002	NA	NA
March 31, 2002
June 30, 2002
September 30, 2002
December 31, 2002

	High	Low
Fiscal Year Ended 2003
March 31, 2003	4.84	0.20
June 27, 2003 (June 30 is a holiday)	6.00	1.01
September 30, 2003	3.50	1.30
December 31, 2003	3.17	2.05

Note: Industries International Inc.’s reverse merger was completed on February 10, 2003.

Holders

As of March 23, 2004, there were approximately 2100 stockholders of record of our common stock and no stockholders of record of our Preferred Stock.

Equity Compensation Plan Information

As of December 31, 2003, our equity compensation plans were as follows:

During the fiscal year 2003, IDUL has granted various stock options and stock-based awards under (1) the EI Plan and (2) the PS Plan.

EI Plan

The EI Plan is an equity incentive plan approved by the Company’s stockholders on April 7, 2003 and registered on Form S-8 on May 9, 2003 (File No.: 333-105117). The EI Plan is intended to provide incentives to attract, retain and motivate both eligible employees and directors of our company, as well as consultants, advisors and independent contractors who provide valuable services to us.

Initially, 3,750,000 shares of IDUL's common stock were reserved for issuance under the EI Plan. On October 2, 2003, a further 5,000,000 shares of IDUL are reserved under the EI Plan. Under the EI Plan, awards may consist of grants of options to purchase our common stock (either Incentive Stock Options (for eligible persons) or Non-Qualified Stock Options, as each is defined in the Internal Revenue Code), grants of restricted common stock, or grants of unrestricted common stock.

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Stock options have been granted to officers, other employees and directors to purchase shares of common stock pursuant to the EI Plan at or above 85% of the market price of IDUL’s common stock at the date of issuance. Generally, these options, whether granted from the current plans, become exercisable over staggered periods, but expire after 10 years from the date of the grant. On May 13, 2003, 425,000 and 125,000 unrestricted stock options were issued to directors and a non-employee respectively.

PS Plan

The PS Plan refers to a plan devised by Dr. Kit Tsui, our principal stockholder, pursuant to which he may grant stock awards to various parties, including employees and business associates, to enhance or maintain the value of his investment. This unwritten, informal program was set up solely by Dr. Tsui to award our employees, consultants, middle agents such as accounts, counsels and professional service providers, and shares are granted from restricted shares previously issued to Dr. Tsui in conjunction with the reverse merger. The employee candidates are proposed by management in different areas to the top management team. The final award decisions are made by Dr. Kit Tsui and other members of management. None of the shares granted pursuant to the PS Plan are issued by Industries. Please refer to Note 15(2) of our consolidated financial statements for additional details.

Equity Compensation Plan Table

The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity Compensation Plans approved by security holders.	8,750,000	5.6	786,115
Equity Compensation Plans not approved by security holders.
Total	8,750,000		786,115

Restricted Offerings

On February 25, 2004, we completed a private equity financing, pursuant to which we raised gross proceeds of $5,800,000. The financing was arranged by HPC Capital Management Corporation, an investment banking firm and fund manager, which received a net commission of 6.5% of the total gross proceeds. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of restricted common stock and warrants convertible into 0.3 shares of restricted common stock, resulting in the placement of an aggregate of 2,521,745 shares of restricted common stock and warrants convertible into an additional 756,530 shares of restricted common stock. The warrants have an exercise price of $2.70 per share and expire on February 25, 2007. Twelve investors participated in the transaction.

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On March 1, 2004, we filed a current report on Form 8-K disclosing that we had completed a private equity financing pursuant to which we had raised gross proceeds of $5,800,000. In that report, we correctly reported that it had issued a total of 2,521,745 shares of common stock together with warrants to purchase an additional 756,530 shares of common stock. However, although the price per unit was correctly reported as $2.30, the warrant exercise price was incorrectly reported as $2.70 per share. The correct warrant exercise price is $2.7601 per share.

In conjunction with this offering, and as partial consideration for the offering, our largest shareholder, Dr. Kit Tsui, agreed enter into a Lock Up Agreement with the purchasers under this offering. As a result, Dr. Tsui may not sell or otherwise dispose of his shares in an amount greater than 1% of  Industries' issued and outstanding shares every three months. This restriction will last for a period of 180 days following the effectiveness of the registration of the shares offered herein.

Each and all of the investors were accredited, as defined in the Securities Act of 1933, as amended (the “Securities Act”), and this transaction was conducted pursuant to Section 4(2) and Regulation D of the Securities Act. Neither we nor HPC Capital Management Corporation conducted a public solicitation in connection with the offer, purchase and/or sale of these securities, no advertisement was conducted with respect to this issuance in any public medium or forum, HPC offered the shares on our behalf only to investors who (1) qualified as “accredited investors” within the meaning of the Securities Act of 1933, as amended, and (2) had previously expressed an interest in participating in an offering of the type and manner conducted, and none of the shares issued were offered in conjunction with any public offering.

Repurchase Plan

On December 9th 2003, we announced our plan to buy back 500,000 shares of our outstanding common shares. We subsequently entered into a purchase agreement with a shareholder who owned 200,000 shares, which we repurchased at an average price of $2.90. We reduced our number of outstanding shares of common stock accordingly.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following selected financial data should be read in conjunction with our consolidated Financial Statements. The information set forth below is not necessarily indicative of results of future operations, and should be read in conjunction with the discussion entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated Financial Statements and notes attached hereto in order to understand fully factors that may affect the comparability of the financial data presented below.

	2003	2002	2001	2000	1999

	USD	USD	USD	USD	USD
For year ended December 31:
Net sales	58,977	54,007	41,941	30,570	28,481
Operating income	5,820	10,224	7,310	4,259	4,492
Net income	1,182	5,026	3,786	1,378	1,077
Basic net income per common stock (1)	0.05	0.28	0.21	0.08	0.08
At year end December 31:
Total assets	70,907	64,050	69,323	48,433	43,317
Long-term debts	2,419	-	-	-	3,502

(1) Basic net income per common stock has been restated to reflect the recapitalization, merger under common control and one-for-four reverse split. As of December 31, 2003, the total number of shares of common stock issued and outstanding was 27,061,290 (27,511,291 on a fully-diluted basis).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following is a discussion and analysis of our financial position and results of operations for each of the three years in the period ended December 31, 2003. This commentary should be read in conjunction with the consolidated financial statements and the notes thereto which appear in our consolidated Financial Statements.

Results of Operations

Fiscal Year ended December 31, 2003 Compared to Fiscal Year Ended December 31, 2002

Revenues

Total revenues, which include revenues from communications terminal products, battery products, battery testing equipment and lease income , totaled $59,093,000 and $55,077,000 in 2003 and 2002, respectively, an increase of 7.3%.
Revenues generated by our communications terminal products operations totaled $37,977,000 and $34,865,000 in 2003 and 2002, respectively, an increase of 14.9%, as a result of growth from the release of three new phone products, which generated sales of $3,875,000, and growth in existing phone sales of $1,010,000.

Revenues generated by our battery products operations totaled $13,360,000 and $10,680,000 in 2003 and 2002, respectively, an increase of 25.1%, as a result of (i) establishing a new production base in Shenzhen, (ii) new product introduction and (iii) decreasing product prices in order to obtain increased unit volume sales. The new factory occupies a total of 15,000 square feet which was designed to produce an annual capacity of 8 million lithium-ion cell phone batteries, and was completed in November 2003.

Revenues generated by our battery testing equipment operations totaled $7,640,000 and $8,607,000 in 2003 and 2002, respectively, a decrease of 11.2%, as a result of our focus on developing high profit margin products. We also focused on battery production because we believe the market is experiencing rapid growth, and believe it will be easier to expand our market position in this industry segment.

We generated lease income from the leasing of telephone production equipment to Shenzhen Yu Da Fu Electronic Company Limited in 2003. We sold the asset to the lessor in December 2003. We generated lease income of $116,000 and $987,000 during 2003 and 2002, respectively, a decrease of $871,000. We also leased a portion of our capital equipment to one of our suppliers, which has produced our communication terminal products since 2001. At the beginning of 2003, we sold the equipment and reduced lease income and depreciation expense both by $871,000.

Capital Expenditures

Capital expenditures overall totaled $830,000 and $1,786,000 during 2003 and 2002, respectively. Expenditures relating to our communications terminal products operations totaled $383,000 and $829,000 during 2003 and 2002, respectively. During the year of 2003, we have gradually outsourced our manufacturing capabilities to other companies. As a result, our cost of production was reduced by 14.2% in 2003. As of the fourth quarter of 2004, we have completely outsourced our communications terminal products manufacturing capabilities. We are not planning on making any significant investment on capital assets, and intend to focus on utilizing our distribution capabilities in China and open the European and U.S. market. Expenditures relating to our battery products operations totaled $394,000 and $724,000 during 2003 and 2002, respectively. We leased our battery factory in Shenzhen, and transferred the equipment from Wuhan. We did not make any significant capital investment in expanding our production capabilities. Expenditures relating to our battery testing equipment operations totaled $53,000 and $233,000 during 2003 and 2002, respectively. We have been reducing our expenditures in the battery testing segment due to its relatively low profit margin product line.

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Operating Expenses

Total operating expenses, which include manufacturing and other costs of sales, sales and marketing expense, general and administrative expense, research and development expense, depreciation and amortization expense, and other operating costs and expenses, totaled $53,273,000 and $44,838,000 in 2003 and 2002, respectively, an increase of 18.8%.
Manufacturing and other costs of sales totaled $42,598,000 and $37,400,000 in 2003 and 2002, respectively, an increase of 13.9%.

Sales and marketing expenses, which include salesperson salaries and benefits, advertising expenses, and miscellaneous salespersons’ expenses, totaled $2,199,000 and $2,039,000 in 2003 and 2002, respectively, an increase of 7.8%, mainly due to a $203,000 increase in advertising expenses that was partially offset by a decrease in other sales expenses.

General and administrative expenses, which include wages, administrative benefits and miscellaneous expenses, communication and office equipment, employee retirement plan fees and medical insurance, products sales tax, utilities, property insurance, middle agency expenses and bad debt reserve, totaled $2,495,000 and $2,190,000 in 2003 and 2002, respectively, an increase of 13.9%. We spent $245,000 on promotion expenses in 2003, while other expenses all increased slightly at different levels.

Research and development expenses, which include wages and benefits of development personnel and raw material expenses during research and development, totaled $1,028,000 and $1,439,000 in 2003 and 2002, respectively, a decrease of 28.6%. The decrease results from the transformation of our production method to OEM, as well as our decision to stop using 3% of the total sales revenue for research and development since November of 2003, as our current communications terminal products are mature technologies. Our research and development efforts were primarily used to improve existing products during 2003.

Depreciation and amortization expense totaled $557,000 and $1,384,000 in 2003 and 2002, respectively, a decrease of $827,000. During the year of 2003, we shifted our production strategy to OEM methodology. As of December 2003, we outsourced all of our manufacturing capabilities. At the beginning of 2003, we sold some of our telephone manufacturing equipment that was leased to the supplier, S-M EGGA Tele. Communications for its net book value of $7.82 million, and did not record any gain or loss. The sale also reduced our annual depreciation expenses by $821,000. We also sold a portion of our telephone manufacturing assets for $726,000. The net book value of the asset was $695,000, and we realized a gain of $31,000 on this transaction.

Other operating costs and expenses, which include stocks issuance costs, totaled $4,396,000 and $385,000 in 2003 and 2002, respectively.

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Operating Income

Total operating income for 2003 totaled $5,820,000, or 9.8% of total revenue, compared to $10,239,000, or 18.6% of total revenue, for 2002. Communication terminal products operating income for 2003 totaled $4,750,000 compared to $4,308,000 for 2002. Battery products operating income for 2003 totaled $3,510,000 compared to $2,480,000 in 2002. Battery testing equipment operating income for 2003 totaled $1,108,000 compared to $2,144,000 in 2002.

Operating Profit Margin

Our communication terminal products operating profit margin for 2003 totaled 12.5% of communication terminal products revenue, compared to 12.4% of communication terminal products revenue for 2002. Our battery products operating profit margin for 2003 totaled 26.3% of battery products revenue, compared to 23.2% of battery products revenue, for 2002. Our battery testing equipment operating profit margin for 2003 totaled 14.5% of battery testing equipment revenue, compared to 24.9% of battery testing equipment revenue, for 2002. The profit margin for testing equipment decreased as a result of low demand and decreased price.

Interest Expense

Interest expense totaled $1,023,000 and $1,602,000 during 2003 and 2002, respectively, a decrease $579,000. This decrease was due to a reduction in the balances of our borrowed funds, rather than a variance in interest rates.

Other Income, Net

Other net income, which includes rental revenue, bank deposit interest, bank service charges and remittance of the net income, sales income of raw material, and sales of fixed assets, totaled $707,000 and $295,000 in 2003 and 2002, respectively. The increase of $412,000 was due to increased rental income from leasing part of the building to other companies.

Provision for Income Taxes

Our provision for income taxes totaled $1,008,000 and $888,000 during 2003 and 2002, respectively, due to increased net income of our operation entities. Please refer to Note 14 of our consolidated Financial Statements for a comprehensive discussion of our tax policies and benefits.

Minority Interest

Our minority interest expense totaled $3,314,000 and $3,010,000 in 2003 and 2002, respectively, as a result of increase in operating income from our operating subsidiaries. Please refer to our consolidated Financial Statements for a complete discussion of our minority interests in our consolidated subsidiaries.

Net Profit

Net profit for the fiscal year ended December 31, 2003 totaled $1,182,000, or 2.0% of revenue, as compared to $5,034,000, or 9.1% of revenue, for the fiscal year ended December 31, 2002. The decrease is due to both the reduced profit margin in our testing equipment products, as well as expenditures due to our stock/option grant program and subsequent issuances. The total non-cash compensation expense under the PS Plan was $3,997,000 and reduced our net income by $3,997,000.

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Fiscal Year ended December 31, 2002 Compared to Fiscal Year Ended December 31, 2001

Revenues

Total revenues, which include revenues from communications terminal products, battery products, battery testing equipment and lease income , totaled $55,077,000 and $42,006,000 in 2002 and 2001, respectively, an increase of 31.1%.

Revenues generated by our communications terminal products operations totaled $34,865,000 and $33,513,000 in 2002 and 2001, respectively, an increase of 4.0%, as a result of new product introduction. We introduced five new models of cordless phones and twelve new models of corded phones to the market place in 2002. We also reduced the price of our phone products by 23.3% and increased our sales volume by 41.3%.

Revenues generated by our battery products operations totaled $10,680,000 and $2,301,000 in 2002 and 2001, respectively, an increase of 364%, as a result of rapidly growing demand for lithium and lithium-ion batteries and battery testing equipment. Our revenues also increased as a result of our rapid establishment of our Chinese distribution network.

Revenues generated by our battery testing equipment operations totaled $8,607,000 and $6,301,000 in 2002 and 2001, respectively, an increase of 36.6%, as a result of an increased number of battery manufacturers, and their subsequent demand for our testing equipment.

We generated lease income from the leasing of production machines of communication products. We acquired these machines for production use in 2001 and started to lease them to other manufacturers in 2002. The lessor was S-MEGGA Tele. Communications. The lease generated $987,000 annual lease income, and carries a term of one year which is renewable annually. The lease income for 2002 and 2001 were $987,000 and $0 respectively.

Capital Expenditures

Total capital expenditures totaled $1,786,000 and $10,298,000 during 2002 and 2001, respectively.

Expenditures relating to our communications terminal products operations totaled $829,000 and $9,486,000 during 2002 and 2001, respectively, a decrease of 91.3%. A significant decrease was a result of purchase production machine in 2001 for $8,640,000. Expenditures relating to our battery products operations remained fairly steady, totaling $724,000 and $733,000 during 2002 and 2001, respectively.

Expenditures relating to our battery testing equipment operations totaled $233,000 and $79,000 during 2002 and 2001, respectively, and increase of 195%. This increase was the result of purchasing production equipment.

Operating Expenses

Total operating expenses, which include manufacturing and other costs of sales, sales and marketing expense, general and administrative expense, research and development expense, depreciation and amortization expense, and other operating costs and expenses, totaled $44,838,000 and $34,685,000 in 2002 and 2001, respectively, an increase of 29.3%.

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Sales and marketing expenses, which include salesperson salaries and benefits, advertising expenses, and miscellaneous salespersons’ expenses, totaled $2,039,000 and $2,665,000 in 2002 and 2001, respectively, a decrease of 23.5%, due to the fact that we installed customer service centers in every primary sales representative’s office.

General and administrative expenses, which include wages, administrative benefits and miscellaneous expenses, communication and office equipment, employee retirement plan fees and medical insurance, products sales tax, utilities, property insurance, professional expenses and bad debt reserve, totaled $2,190,000 and $1,648,000 in 2002 and 2001, respectively, an increase of 32.9%, due to increased uncollectible accounts receivables and increased wages and benefits.

Research and development expenses, which include wages and benefits of development personnel and raw material expenses during research and development, totaled $1,439,000 and $1,516,000 in 2002 and 2001, respectively, a decrease of 5.1%, due to the technology we used for our products are generally mature technology. Our research and development expenses were generally used for improving our existing technology.

Depreciation and amortization expense totaled $1,384,000 and $258,000 in 2002 and 2001, respectively. The increase of $1,126,000 is primarily due to the equipment purchased in 2001.

Other operating totaled $385,000 and $451,000 in 2002 and 2001, respectively, a decrease of 14.6%, due to penalties incurred by our drivers as a result of violating traffic rules.

Operating Income

Total operating income for 2002 totaled $10,239,000, or 18.6% of total revenue, compared to $7,321,000, or 17.4% of total revenue, for 2001. Communication terminal products operating income for 2002 totaled $4,308,000 compared to $4,011,000 for 2001. Battery products operating income for 2002 totaled $2,480,000 compared to $596,000 for 2001. Battery testing equipment operating income for 2002 totaled $2,144,000 compared to $2,574,000 for 2001.

Profit Margin

Total profit margins remained relatively stable with respect to our communication terminal products and battery products. Communication terminal products operating profit margin for 2002 totaled 12.4% of communication terminal products revenue, compared to 12.0% of communication terminal products revenue for 2001. Battery products operating profit margin for 2002 totaled 23.2% of battery products revenue, compared to 25.9% of battery products revenue for 2001.

Battery testing equipment operating profit margin for 2002 totaled 24.9% of battery testing equipment revenue, compared to 41.6% of battery testing equipment revenue for 2001. During 2001, we experience very high demand of testing equipment and we are the only few companies who can make the testing equipment. As a result of intensifying competition, we had to lower our price to maintain volume of sales. As a result, our profit margin decreased.

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Interest Expense

Interest expense totaled $1,602,000 and $1,740,000 during 2002 and 2001, respectively, a decrease of 7.9%. This decrease was due to a reduction in the balances of borrowed funds, rather than varying interest rates.

Other Income, Net

Other net income, which includes rental revenue, bank deposit interest, bank service charges and remittance of the net income, sales income of raw material, and sales of fixed assets, totaled $295,000 and $1,603,000 in 2002 and 2001, a decrease of 81.6%. This decrease was due to change in special tax benefit in China. The returned tax benefit from the government is recorded in our consolidated Financial Statements under “Other Income”.

Provision for Income Taxes

Provision for income taxes totaled $888,000 and $503,000 during 2002 and 2001, respectively, due to the discontinuation of certain tax benefits. Please refer to Note 14 of our consolidated Financial Statements for a comprehensive discussion of our tax policies and benefits.

Minority Interest

Minority interest expense totaled $3,010,000 and $2,890,000 in 2002 and 2001, respectively, as a result of increased net income from our operating subsidiaries.

Net Profit

Net profit for the fiscal year ended December 31, 2002 totaled $5,034,000, or 9.1% of revenue, compared to $3,791,000, or 9.0% of revenue, for the fiscal year ended December 31, 2001.

Liquidity and Capital Resources

During the year of 2003, we generated cash of more than $32.6 million, which will be used to fund operations. We hold short-term debt of $11.8 million and long-term debt of $2.4 million maturing at the end of 2005. Over the last three years, we have maintained a policy of reducing outstanding debt, and has successfully reduced its outstanding debt balance each year. The short-term debt has to be repaid within twelve months each year and can generally be reborrowed for another twelve months. As of December 31, 2003, we had not made any additional, significant capital commitments payable over the next twelve months. We entered into a two-year operating lease agreement with Shenzhen OCT Real Estate Limited, with an annual rental payment of $28,747. The total rental space is approximately 12,000 square feet, with a maximum capacity of 8 million lithium-ion cell phone battery units. We do not anticipate experiencing significant liquidity problems in the next twelve months.

We have one outstanding promissory note in the amount of $7,662,000 with Dr. Kit Tsui, described in the discussion entitled “Certain Relationships and Related Party Transactions.” The terms of the note do not provide for expiration or maturity, bearing no interest rate, and is payable in cash or our common stock based on mutual agreement.

We currently have debt obligation with six PRC banks.

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All of the above debt has no amortization schedule before maturity. We are generally able to enter into another agreement with the banks when the debt is mature. The lenders are not affiliates of our company.

We are not currently invested in any marketable securities. During the quarter ended December 31, 2003, we sold all of our the marketable securities, receiving $1,541,000________, in order to pay down our short-term debt _________. The cash received was used for operations.

As of December 31, 2003, we had a current ratio of 1.58, net working capital of $21,383,000 and net equity of $18,983,000. During the fiscal year 2003, our net cash and cash equivalents increased by approximately $17,243,000, from approximately $15,364,000 as of December 31, 2002 to $32,607,000 as of December 31, 2003, an increase of approximately 212%. This increase was mainly attributable to the acquisition of Li Sun Power, which provided us with $12,579,000 in cash.

Net cash provided by operating activities during the fiscal year 2003 totaled approximately $10,505,000. Our primary use of cash was for the purchase of inventory and for the payment of the Value Added Tax that was imposed as a result of the decision of the government of Shenzhen to abolish a preferential tax policy.

Cash used in financing activities for the fiscal year 2003 totaled approximately $2,845,000, representing repayment of short-term debt. We used the additional cash to pay interest of approximately $1,023,000 during the fiscal year 2003.

On September 21, 2003, weT entered into a two-year operating lease with ShenZhen HuaQiao City real estate Limited.Shenzhen OCT Real Estate Limited, leasing manufacturing space for an annual rental payment of $28,747. The total rental space is about 12,000 square feet, with a maximum capacity of approximately 128 million lithium-ion battery units. The annual revenue potentially generated by this facility is approximately $ 17,000,000_________.

Our goal of this year is to further reduce our debt. We are currently going through an asset divestiture plan, and we intend to sell a portion of our telephone manufacturing machines to repay our promissory note to Dr. Kit Tsui.

Other than as described above, on a recapitalization basis, there were no material changes in financial condition from the end of the preceding fiscal year to December 31, 2003.

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Trends and Uncertainties

Our future resources will be focused primarily on the growing domestic and overseas battery products market, as it is increasing and presents a high profit margin for our company. Specifically, we note that the demand for lithium-ion batteries for cell phone usage has increased rapidly, and anticipates continued growth in 2004. Accordingly, we have established a factory in Shenzhen to meet the growing demand for lithium batteries.

We intend to maintain our current interest in our communication products segment, and, noting intense competition in the domestic market, anticipate expanding in the U.S. and European markets. In this regard, we have executed an agreement with Unical Enterprise Inc. valued at $20 million for the manufacture of Bell Phones. We have further outsourced our production capabilities, and have improved our profit margin commensurately.

We note that demand for battery testing equipment decreased in 2003. Although we reduced the price for testing equipment, we did not experience offsetting sales volume. We note further that this segment represents a product which is expensive to manufacture and maintains a more limited market, and, as a result, presents a lower profit margin. Accordingly, we have decided that we will not allocate additional capital in developing this segment and will gradually exit the battery testing market. The timing and rate of this exit has not yet been determined.

We are subject to a number of uncertainties which may affect the business and/or its operations adversely. The following is a generalized summary of risks and uncertainties faced by our company, which may directly or indirectly impact our liquidity.

Sovereign Risk

At present, substantially all of our operations, income, resources and personnel are located in or obtained from China and neighboring countries; our resources are denominated in Renminbi and converted to U.S. Dollars for financial reporting purposes; and our customers are located in Asia, North America, Europe and elsewhere. We face risks of nationalization, restrictions on currency exchange and asset transfer and similar sovereign risks over which we have no control. We believe that the probability of these risks being realized is highly unlikely. However, we intend to develop a plan for operating under those adverse circumstances to the extent possible, though we have not developed such plan as yet.

Macroeconomic Factors

We are subject to macroeconomic factors such as interest rates, exchange rates, inflation rates, trade deficits and surpluses, budget deficits and surpluses, development of trading blocs such as the European Union, and similar factors over which we have no control. Changes in these factors could have material adverse effects on our financial performance and condition. We intend to implement adequate processes and controls as soon as possible so that we may plan for and operate under adverse conditions, though we have not made substantial progress in this area yet due to a lack of infrastructure and resources.

Industry and Competitor Risks

Our annual revenue and operating results may fluctuate due to market conditions in the telecommunications industry. Products such as ours are often discretionary purchases, which consumers who are concerned about job losses or other economic factors may decide not to buy. We are uncertain about the extent, severity, and length of the economic downturn. If the economic conditions globally do not improve, or if we experience a worsening in the global economic slowdown, we may experience material negative effects on our business, operating results, and financial condition.

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Our market is highly competitive, and we may not have the resources to compete adequately. If we are not competitive, it will affect our financial condition and results of operations.
We face competition from companies providing corded and cordless telephones in China. Our principal competitors are TCL, Bu Bu Gao and Qiao Xing. Some of our competitors are substantially larger than we are and have significantly greater name recognition and financial, sales and marketing, technical, manufacturing and other resources. These competitors may also have more established distribution channels and may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products. These competitors may enter our existing or future markets with products that may be less expensive, provide higher performance or additional features or be introduced earlier than our products.

The market for our communications equipment is rapidly evolving and highly competitive. We expect competition to intensify in the future as existing competitors develop new products and new competitors enter the market.

Technological Risks

We expect our competitors to continue to improve the performance of their current products and introduce new products. If our competitors successfully introduce new products or enhance their existing products, this could reduce the sales or market acceptance of our products and services, increase price competition or make our products obsolete. To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support. We may not have sufficient resources to make these investments or to make the technological advances necessary to be competitive, which in turn will cause our business to suffer.

Our success depends, to a certain extent, upon our proprietary technology. We currently rely on a combination of patent, trade secret, copyright and trademark law, together with non-disclosure and invention assignment agreements, to establish and protect the proprietary rights in the technology used in our products.

Although we have filed patent applications, we are not certain that any patents issued will provide commercially significant protection to our product design. In addition, others may independently develop substantially equivalent proprietary information not covered by patents to which we own rights, may obtain access to our know-how or may claim to have issued patents that prevent the sale of one or more of our products. Also, it may be possible for third parties to obtain and use our proprietary information without our authorization. If we fail to protect our proprietary information effectively, or if third parties use our proprietary technology without authorization, our competitive position and business will suffer.

We are dependent on the development and acceptance of various technologies and standards, including those pertaining to the processes and methods upon which our products and services are made, operate or used. If our products fail to meet consumer, regulatory or other technologies, standards or expectations or we fail to keep pace with changes in consumer, regulatory or other technologies, standards or expectations, it may have a material adverse effect on our financial performance or condition.

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Political and Regulatory Risks

We are subject to federal, state and local regulatory risks, including, but not limited to, securities, antitrust, environmental, labor, permit/license, tax and other laws, ordinances and regulations. In the event that regulatory oversight or requirements were to increase or our ability to maintain or conform to the requirements was impaired or insufficient, the added operational and financial costs to meet such requirements may have a material adverse effect on our financial performance or condition.

We have had the benefit of certain tax incentives, including a tax holiday, in the past, but we may not always be eligible for such programs or the programs may be modified or discontinued altogether. The modification or discontinuance of these tax incentives may have a material effect on our operating performance.

At present, substantially all of our income is generated in the People's Republic of China by our subsidiary, Shenzhen Wonderland Communication Science and Technology Co., Ltd. ("Wonderland"), an enterprise established in the Special Economic Zone of Shenzhen, China. Businesses in the Special Economic Zone of Shenzhen are subject to income taxes at a rate of 15%. However, Wonderland qualified for an exemption from income tax for a two year period, starting on January 1, 1997 and ending on January 1, 1999. Following the expiration of the exemption, Wonderland qualified for a 50% reduction in income tax for a period of eight years. This reduction in income tax will expire in the year 2006.

Additionally, any sales made in the People's Republic of China are generally subject to a value-added tax at the rate of 17% ("output VAT"). The output VAT is payable after offsetting VAT paid on purchases ("input VAT"). Under the preferential policy in Shenzhen, any products produced and sold within Shenzhen are exempted from VAT. Upon verification by the Shenzhen National Tax Bureau, the percentages of Wonderland's sales exempt from VAT under this preferential policy for 1999, 2000 and 2001 were 70%, 56% and 56%, respectively.

There is no guarantee that Wonderland will be entitled to these tax incentives in the future. Any change in the tax policies of the People's Republic of China or Shenzhen may have a material effect on the Company's operating performance.

Off-Balance Sheet Arrangement

We do not have any off-balance sheet transactions.

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Contractual Obligations

	Payments due by period
Contractual obligations (US$ in Million)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long term Debt	2.42	--	2.42
Operating Lease Obligations	0.069	0.042	0.027
Other Long-Term Liabilities Reflected on the Company's Balance Sheet under GAAP	0	0	0
Total	2.49	0.042	2.45

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
The following discussion addresses our critical accounting policies, which are those that require management's most difficult and subjective judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Goodwill on consolidation

Goodwill represents the excess of the cost of companies acquired over the least fair value of their net assets at date of acquisition and is evaluated at lease annually for impairment.
In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step is to identify a potential impairment, and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of a reporting unit exceeds its estimated fair value. SFAS No. 142 requires that indefinite-lived intangible assets be tested for impairment using a one-step process, which consists of a comparison of the fair value to the carrying value of the intangible asset. Intangible assets are deemed to be impaired if the net book value exceeds the estimated fair value.

The estimates of future cash flows, based on reasonable and supportable assumptions and projections, require management's judgment. Any changes in key assumptions about the Company's businesses and their prospects, or changes in market conditions, could result in an impairment change. No impairment loss was recognized as of December 31, 2003.

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Equity Compensation Plan

We operate an equity compensation plan. Details of the accounting policies can be reviewed in Note 3 to the consolidated Financial Statements.

Foreign Currency Translation

We consider Renminbi to be our functional currency as a substantial portion of our business activities are based in Renminbi.

Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are dealt with in the consolidated statement of operation.

For the convenience of the readers, translation of amounts from Renminbi (Rmb) into United States dollars (USD) has been made at the exchange rate of USD 1.00 = RMB8.287. No representation is made that the Renminbi amounts could have been or could be converted into the United States dollars at the rates or any other rates on December 31, 2003.

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BUSINESS

Overview

Industries International, Incorporated (“Industries,” “IDUL” or the “company”) is a holding company whose subsidiaries are focused on the research, development, manufacture and commercialization of telecommunication equipment, lithium and lithium-ion batteries, and battery testing equipment in the People’s Republic of China (“PRC” or “China”) and globally. IDUL's wholly-owned subsidiary Broad Faith Limited is a leading China-based company engaged in, through its subsidiaries, the research, development, production and distribution throughout China of communications terminal products such as corded and cordless telephones and their core components like printed circuit boards (PCB) and design and radio frequency modules. According to the 2002 “Market Research & Consultation Report on Telephones in Chinese Cities” provided by Beijing Guneng Market Research Center, the Company ranks among the top three companies in the Chinese cordless telephone market. The same report also listed our WONDIAL® brand name as a well-established brand name in the Chinese telephone market. Our company, through Broad Faith and it subsidiaries, distributes its products through a network of over 5,100 points of sale in more than 200 cities and 28 provinces in China.

History, Reorganizations and Corporate Structure
Industries International, Incorporated was incorporated on January 11, 1991 under the laws of the state of Nevada. Its original business was in a field unrelated to its current operations, and was a public shell without operations. The telecommunication equipment manufacturer, Shenzhen Wonderland Communication Science and Technology Limited (“Wonderland” or “Wondial”), the operating company purchased in our Broad Faith Limited reverse merger, was established in July 1993 as a Sino-Foreign Equity Joint Venture in the PRC. During the past five years neither Industries nor Wonderland experienced any bankruptcy proceedings or major reorganizations other than those described herein.

Broad Faith Limited
On February 10, 2003, we completed the acquisition of Broad Faith Limited, a company incorporated in the British Virgin Islands (“Broad Faith”). At the time of the acquisition, Broad Faith held a 95% interest in Shenzhen Kexuntong Industrial Co. Ltd. (“Kexuntong”), a Sino-Foreign Equity Joint Venture (a Chinese entity used as a vehicle for foreign investment in China) established in 1994. Kexuntong, in turn, holds 68.73% ownership in its consolidated PRC subsidiary, Wondial, which is engaged in the research, development, production and distribution of communication terminal products such as corded and cordless telephones and core components such as printed circuit boards and radio frequency modules in China. Kexuntong has a renewable 15-year operating tenure pursuant to regulations of Shenzhen Foreign Investment Bureau, which can be renewed at our option by March 29, 2009.

The acquisition of Broad Faith resulted in a change of control of the company. Pursuant to an Amended and Restated Agreement and Plan of Share Exchange dated as of February 10, 2003 (the "Exchange Agreement") by and among Broad Faith, Dr. Kit Tsui, an individual who was then the sole stockholder of Broad Faith ("Dr. Tsui"), the company, Daniel Shuput, an Individual who was then the holder of at least a majority of the Company's outstanding capital stock ("Shuput"), William Roberts ("Roberts") and Gayle Terry ("Terry"), each individual stockholders of Industries, Industries agreed to issue to Dr. Tsui 7,032,986, shares of its common stock, par value $.01 per share (the "IDUL Common Stock"), in exchange for each share of Broad Faith's common stock, par value $1.00 per share (the "Broad Faith Common Stock"), issued and outstanding on the date of the consummation of the exchange. Prior to the closing, approximately 71% of all the Company's issued and outstanding shares were held directly by Shuput. At the closing, Dr. Tsui was issued an aggregate of 3,750,187 authorized and unissued shares of IDUL Common Stock, which shares represented approximately 75% of the total then issued and outstanding shares of Industries. As part of its obligations under the Exchange Agreement, Industries was required to increase its authorized capital stock to at least 100,000,000 shares and to issue to Dr. Tsui and his designees an additional 10,315,187 shares. Industries subsequently increased its authorized shares and issued the required additional shares to Dr. Tsui, resulting in Dr. Tsui’s ownership of 92% of Industries, and Shuput’s ownership of approximately 5.5% of the issued and outstanding shares of Industries.

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Pursuant to the Exchange Agreement, on the closing date, Industries’ three officers, Shuput, Roberts and Terry, resigned as the company's officers and appointed Dr. Tsui as the Chairman of the Board and Chief Executive Officer and Mr. Weijiang Yu as the President. In addition, Shuput, Roberts and Terry resigned as the company's directors and nominated Dr. Tsui, Mr. Yu and Mr. Zhiyong Xu to the company's new board of directors, and the majority of Industries’ shareholders approved the nomination. On February 14, 2003 the Board of Directors appointed Mr. Xu as Secretary, and Ms. Guoqiong Yu as the Chief Financial Officer and Treasurer.

On June 10, 2003, we acquired an additional 4.24% interest in Wonderland from Shanghai Sanfeng Investment Management Co., Ltd. in exchange for 665,860 shares of our common stock, valued at $2.65 million, thereby increasing our direct and indirect ownership interest in Wonderland to 69.53%.

Li Sun Power

On March 10, 2003, we entered into a sale and purchase agreement for shares in Li Sun Power International Limited, a company incorporated in the British Virgin Islands ("Li Sun") with Dr. Kit Tsui, our Chief Executive Officer, majority shareholder and a director. Dr. Tsui was then also the sole shareholder of Li Sun, as well as sole shareholder of four companies who collectively held a 72.84% Wuhan Lixing Power Sources Co., Ltd. ("Lixing Power") as trustees for the benefit of Li Sun. (These trustee companies are Wuhan Hanhai High Technology Limited, Wuhan City Puhong Trading Limited, Shenzhen City Xing Zhicheng Industrial Limited and Shenzhen Kexuntong Industrial Co. Ltd.) Dr. Tsui disclosed his interest in Li Sun to our Board of Directors prior to conducting the acquisition. After review and consideration of the terms of the transaction, our Board of Directors unanimously approved the transaction. Dr. Tsui abstained from the Board approval of the transaction.

Our acquisition of Li Sun was completed on May 14, 2003, and consisted of our purchase of 100% of the capital stock of Li Sun in exchange for 3,941,358 shares of our common stock valued at $7,567,407.36 as well as an unwritten promissory note in the amount of $7,662,000, without expiration, maturity date or interest, payable in cash or our common stock based on mutual agreement. As a result of this acquisition, we now hold a 72.84% interest in Lixing Power.

Lixing Power was incorporated in China in 1993. According to the Lithium Battery Branch of Physical and Chemical Institute of China, Lixing Power is one of the pioneers in China’s battery industry, specializing in the production and distribution of lithium and lithium-ion batteries mainly through its subsidiary, Wuhan Lixing (Torch) Power Sources Co., Limited.

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Through its wholly-owned subsidiary, Li Sun, and its majority business interest in Lixing Power, we manufacture and market lithium and lithium-ion batteries under its own Lixing® and Lisun® brand-names. We are also an original equipment manufacturer for more than 15 battery brands, including ASUSU, Maxon(Korea), Legend, MiTAC, Giga, and Panasonic. These brands are sold both domestically and overseas. Our batteries are marketed for use in various types of electronic products including calculators, personal digital assistants, laptop computers, mobile phones and hybrid electric vehicles. Additionally, we manufactures battery testing equipment, which is sold in both Chinese and global markets.

Reverse split

On May 12, 2003, the Board of Directors approved and declared a one-for-four reverse split of our common stock, effective for all holders of record on June 2, 2003. As a result of the reverse split, we decreased the number of issued and outstanding shares and increased the market value of each share commensurately.

Corporate structure

Our corporate structure is as follows:

                                  ----------------------------------
                                    Industries International, Inc.
                                  ----------------------------------
                                                    |
                                   100%             |                  100%
                                    |               |                   |
          ------------------------------------------------------------------
          |                         |                                   |
          |                         |                                   |
          |                         |                                   |
 ------------------   ------------------------------      ------------------------------
Sunbest Industries        Broad Faith Limited             Li Sun Power International
      Limited                                                         Limited
 ------------------   ------------------------------      ------------------------------
          |                         |                                   |               \
          |                 95%     |                          72.84    |          90%   \
          |           ------------------------------      --------------------     -------------------------
          |               Shenzhen Kexuntong               Wuhan Lixing Power       Shenzhen Chuang Lixing
          |4.24%          Industrial Co. Ltd.               Sources Co. Ltd.        Power Sources Co. Ltd.
          |           ------------------------------      --------------------     -------------------------
          |                         |                                   |
          |               63.73%    |                          70.7%    |
          |           ------------------------------      ------------------------------
          |               Shenzhen Wonderland               Wuhan Lixing (Torch)Power
          -----------    Communication Science                   Sources Co., Ltd.
                         & Technology Co., Ltd.
                      ------------------------------      ------------------------------

Business segments

We have three main business segments: Communications terminal products, battery products, and battery testing equipment.

Communications Terminal Products

   Products

We develop, produce and distribute corded and cordless telephones, walkie-talkies, hand-to-hand radios and digital voice repeaters that are sold under the trademark WONDIAL®.

According to statistics provided by The International Electronic Business Network of CHINA (www.ebnchina.com), Broad Faith is one of the largest telephone manufacturers in China. Our management believes it ranks among China’s top three cordless telephone producers in terms of assets and production scale.

Corded Telephones. We produce two series of corded telephones, the HA9000 series and the HCD9000 series of telephone, currently with a total of 17 models in the market ranging in price from $5 to $150. The HA9000 series include models with relatively little functionality. The HCD9000 series provides more functionality, including: caller identification display, time display, phone book, incoming and outgoing call history, a calculator, speed dialing, alarm and various other features.

Cordless Telephones. We produce a line of cordless telephones categorized under its HWCD series, currently offering 12 different models. The functionalities include channel selection, call history for incoming and outgoing phone calls, speed dialing, programmable International Direct Dialing (“IDD”) lock, auto redial, ringer selection, record and play handset options, intercom, caller identification display and multiple handset capability. The models are differentiated by their functions and by the number of handsets that come with the base unit.

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Radios and Repeaters. We also produce walkie-talkies and hand-to-hand radios under our WT series of products and, under our FW series of products, we produce digital voice repeaters for use by students of foreign languages. The digital voice repeaters are designed to play back words, phrases and sentences in foreign languages.

After-Sales Service Support. We operate an after-sales service network in each province and in each major city within China. We also authorize sales distributors to set up their own after-sales service networks in such distributors’ business areas. The set up and operation of these service networks must be approved by us and must pass a strict review process. Wondial’s service center and other branch organizations provide technical support to these networks. Currently there are 28 service centers with more than 200 service terminals.

   Market, Customers and Distribution

Our products are targeted to consumers and businesses within the People's Republic of China. According to the National Bureau of Statistics of China, as of year end 2002, the number of fixed line telephone subscribers reached 214 million subscribers, an increased of 34 million subscribers from year end 2001. As of the end of the first quarter 2003, statistics revealed that the number of subscribers reached 225 million, an increase of 11.2 million during just the first three months of 2003. The Ministry of Information Industry of China anticipates that the number of fixed line telephone subscribers will be over 490 million by 2010.

We supply the products in this segment to both distributors and directly to end customers. Industries maintains a nationwide distribution network that includes 28 independent regional distributors that account for more than 5,100 points-of-sale in 200 major cities in China. We maintain a team of 40 Wondial primary sales representatives who directly communicate with us and 300 secondary sales representatives who are working directly with primary representatives.

Our Chinese distribution network includes major telecommunication companies, including China Telecom (the largest fixed line operator in China, as projected by CCID IT-economy Research Institute), China Unicom and China Railway Communications. Chain stores and supermarkets operating throughout China, such as Wal-Mart China, Sam’s Club and Carrefour’s. Of these, all of our sales from distributors in this segment account for 24.8% of our total telecom sales in 2003, Wal-Mart, accounting for 3.2% of total telecom equipment sales in 2003, and Carrefour’s, accounting for 0.2% of total telecom equipment sales in 2003.

We also distribute our communications products to Hong Kong, Korea, and Singapore. through distributors in China.

We maintain sales agreements with all of our distributors, which are renewed on an annual basis. We believe that we would be able to replace any of our distributors, if circumstances required.

We price our products based on manufacturing costs plus a mark-up depending on numerous factors including order size, competition, inventory considerations and technical attributes. Regional sales agents will set the second-tier sales agent and end-user price based on the local market situation with reference to the retail price suggested by us. If a severe price gap occurs, we have the right to revise the ex-factory price. We may also change our prices in response to an acute price fluctuation of raw material, volatile market situations or breakpoint pricing mechanisms.

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No other distributors or end customers individually or as an affiliated group account for more than 10% of our consolidated revenues.

   Raw materials

The primary components used in manufacturing our products in this segment include transistors, integrated circuits (which account for 20% of the total cost), liquid crystal displays, printed circuit boards, antennas, adaptors and switches. The sources of these components are primarily electronics products suppliers located in or near Shenzhen City, although certain integrated circuit and micro-controller units are imported from Hong Kong. While we purchase these components from a few vendors, the components are produced by over 200 manufacturers in China. As of December 2003, we have outsourced our manufacturing capabilities and we don’t purchase these raw materials directly.

   Intellectual property

For the corded and cordless phone products, we have obtained three Chinese patents for our formal product design:

  No.01331397.5 “HWCD9000(9C) P/TSDL” issued on June 21, 2001;
  No.01331395.9 “HWCD9000(8E) P/TSDL” issued on June 21, 2001; and
  No.01354789.5 “HWCD9000(9) P/TSDL” issued on December 14, 2001.

All patents expire 10 years after issuance. We do not believe that the expiration of these patents will have a material adverse effect on our business, because we continually develop new product designs. While we may continue to file patent applications to protect our technology and products, we cannot be sure that our patents will provide commercially significant protection to our technology. We have also trademarked the name "Wondial".

We attempt to avoid infringing known proprietary rights of third parties in our product development efforts. If we were to discover that our products violate third-party proprietary rights, we may not be able to offer these products without substantial re-engineering. Efforts to re-engineer might not be successful, licenses from the owners of the technology may be unavailable on commercially reasonable terms, if at all, and litigation may not be avoided or settled without substantial expense and damage awards.

   Seasonality and cyclicality

This segment does not experience material fluctuations in sales or revenues on a seasonal or cyclical basis.

   Working capital practices

Our working practice represents the industry standard, and, to our knowledge, we do not experience any unusual working capital requirements. We are not required to maintain inventory allotments for any purpose, and neither customers nor external distributors are generally permitted to return merchandise after delivery. Our company policy permits customer discount if there are product quality issues. Accounts receivable are generally carried for a period between 60 and 90 days, and accounts payable are generally carried for a period of 30 days.

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   Backlog

We did not have any backlog as of December 31, 2003.

   Government renegotiation

There are no material portions of our business that may be subject to renegotiation of profits or termination of contracts or subcontracts at the election of any government.

   Revenues

For the fiscal year ended December 31, 2003, the communications terminal products segment revenues totaled $37.9 million, or 64.5% of net sales.

Battery Products

Through Li Sun Power, we design and manufacture disposable and rechargeable lithium and lithium-ion batteries that are used in instruments, meters, computers, cameras and similar battery-powered devices. With 47 models of disposable batteries and 33 models of rechargeable batteries, we currently produce over 20 million batteries annually. Li Sun Power is certified by International Organization for Standardization as an ISO 9001 and ISO 14001 manufacturers.

   Products
Disposable Lithium Batteries. We produce 47 different models of disposable lithium batteries which can be generally divided into the following three categories: lithium manganese dioxide button-type, lithium manganese dioxide cylindrical and lithium thionyl chloride. 36 of the 47 models are currently being marketed. The remaining eleven models are currently in development stage, as additional engineering is still required.

Lithium Manganese Dioxide Button-Type
This type of battery provides 3 volts of power (double the amount of conventional dry batteries) with relatively stable and relatively reliable discharge of energy. It possesses fast pulse discharge characteristics as well as an operating temperature range from -20°C to 60°C. This battery also maintains good storage characteristics with a low self-discharge rate of less than 2%, which permits a shelf life of up to eight years.

Lithium Manganese Dioxide Cylindrical

Based on our experimental results, this battery provides voltage ranging between 2.8 and 3.2, with a high current discharge and no voltage delay, and an operating temperature range between -40°C and 70°C. This battery also maintains a long storage life, averaging eight years, due to a low self-discharge rate, as well as and good safety and zero pollution characteristics.

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Lithium Thionyl Chloride
This bat   tery provides a voltage of 3.6 with a high specific capacity of 500wh/kg, 1000wh.dm3 and an operating temperature range between -40°C and 85°C. These batteries have a low self-discharge rate (no more than 1%) providing a shelf life of up to 10 years.

Disposable Lithium Batteries

Type	Common Applications

Lithium Manganese Dioxide Button- Type Battery	Watches, calculators, IC cards (plastic cards with semiconductor chips inside, commonly used as debit cards)and electronic dictionaries
Lithium Manganese Dioxide Cylindrical Battery	Cameras, radios, CMOS memory backup and communication devices for both civil and military use
Lithium Thionyl Chloride Battery	Gas meters, clocks, CMOS memory backup and a wide range of electronic devices such as alarms, night latches, range finders, and intelligence instruments

Rechargeable Lithium Batteries. We produce 33 different models of rechargeable lithium-ion batteries which can be generally divided into the following three categories: button type lithium-ion, prismatic lithium-ion and large capacity lithium-ion. 28 of the 33 models are currently being marketed. The remaining five models are currently in development stage, as additional engineering is still required.

Button-Type Lithium-ion

In 2002, we successfully developed a proprietary and patented button-type lithium-ion battery, which we believe is one of a few high capacity button-type batteries available in China. This battery provides an average voltage of 3.7, with a low self-discharge rate of less than 10%. These rechargeable batteries have an average of 500 life cycles, and do not have a “memory effect” (they do not require discharge before recharge). The batteries have an operating temperature range of -20°C to 60°C.

Prismatic Lithium-ion

This battery, which is larger than the button-type battery, possesses many of the same characteristics as the button-type but is packaged in a larger, high energy density battery pack. This battery provides average voltage of 3.7 with expedient discharge and charge cycles. This battery has a low self-discharge rate of less than 10%, no memory effect, and an operating temperature range of -20°C to 60°C.

Large Capacity Lithium-ion

We also produce and develop a wide range of large capacity lithium-ion batteries. These batteries have a wide range of continuous discharge current applications, ranging from small power applications of 3 amperes to high power applications of 120 amperes. These batteries also maintain an extremely long life cycle (500 or more times longer than standard capacity lithium-ion batteries) and an operating temperature range between -20°C to 60°C.

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Rechargeable Lithium Batteries

Type	Common Applications

Button- Type Battery Lithium-Ion Battery	Mobile telephones, laptop computers, personal digital assistants and electronic notebooks
Prismatic Lithium-Ion Battery	Mobile telephones, laptop computers, personal digital assistants and electronic notebooks
Lithium-Ion Power Battery	Motor scooters, miners’ lamps, electric bicycles and hybrid electric vehicles

Market

As a result of our wide range of high-end battery products, we have developed a broad customer base in both Chinese and overseas markets. At present, about 20% of our battery revenue is generated from export of products to Hong Kong, Taiwan, U.S., Singapore, New Zealand and other countries. As an OEM manufacturer of batteries under other brand names, we have established a long-term cooperative relationship with a number of locally and internationally well-known companies for manufacturing batteries customized to their specific design and functional requirements.

Lithium Manganese Button-Type Battery

The lithium manganese button-type battery has numerous applications, including electronic gift items, watches, electronic diaries and dictionaries. We estimate total lithium manganese button-type battery demand in China to be approximately 120 million pieces per year. In 2002, Lixing Power sold approximately 60 million pieces of lithium manganese button-type batteries to computer main board manufacturers and we anticipate that our sales volume for this battery type will increase to 100 million and 150 million in 2003 and 2004 respectively.

Lithium Manganese Dioxide Cylindrical Battery

Major applications for this type of battery include radios, cameras, and civil and military telecommunication equipment. Based on statistics published by China Industrial Association of Power Sources (CIAPS) with respect to sales of such batteries in 2001 and 2002, we estimate that global market demand for this type of battery to be about 200 million pieces per year. Lixing Power sold about 500,000 pieces of these batteries in 2002. However, according to sales orders received, we believe that sales volume of 2003 may increase to 1 million pieces.

Prismatic Lithium-ion Batteries

A major application for this type of battery is mobile phones. Customers include mobile phone manufacturers and battery pack manufacturers. According to the 20th International Seminar & Exhibit on Primary & Secondary Batteries on March 17, 2003 in Florida, USA, it is estimated that the global production of prismatic lithium-ion batteries is approximately 1.255 billion batteries and the production of the prismatic lithium-ion batteries for cell phone use is approximately 700 million batteries in 2003. Lixing Power anticipates sales of approximately six million prismatic lithium-ion batteries in 2003. Additional applications for this type of battery are PDAs and other handheld devices. The Development Research Center of the State Council of China estimates that the production of prismatic lithium-ion batteries in China will reach 100 million pieces in 2003. While NiCh rechargeable batteries have traditionally been used in portable equipment, the prismatic lithium-ion battery is quickly replacing the NiCh rechargeable battery and, as a result, we believe that the market share of the prismatic lithium-ion battery will substantially increase.

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Lithium-ion Button Type Batteries

These batteries are mainly used in such micro portable equipment as mobile phones, laptop computers, PDAs and electronic diaries. Lixing Power’s patented batteries are also used to power wireless earphones. Lixing Power will upgrade its existing LIR2450 II battery (110 MAH) to LIR2450 [II] which has a capacity of 180 to 240 MAH. Lixing Power also plans to upgrade the capacity of its LIR2450 II battery from 110 MAH to 180~240 MAH. The Company has enjoyed proprietary technology and competitive advantage due to early entry into this market niche. With the increased use of blue tooth technology, we believe this market will increase rapidly.

Lithium-ion Power Battery

The applications of these batteries are categorized by application in (1) high capacity batteries which are mainly used in electric tools and bicycles; and (2) high power batteries which are mainly used for hybrid electric vehicles. According to a report on www.ntem.com.cn, it is estimated that approximately 300 million vehicles will use high power batteries by 2020. Lixing Power’s new lithium-ion power batteries have passed Chinese national certification and are in the expansion phase of development. Our sales of lithium-ion power batteries for the first six months of 2003 are approximately 20,000 pieces. We believe that we are a leader in this technology, with more than 3 years of marketing experience and is the only company that has passed military certification for this type of battery. As a result, we believe there are very few competitors that can compete with us with respect to this technology. We believe that we can capture approximately 50% of the market share for this type of battery in the near future.

We price our products based on manufacturing costs plus a mark-up depending on numerous factors including order size, competition, inventory considerations and technical attributes. Regional sales agents will set the second-tier sales agent and end-user price based on the local market situation with reference to the retail price suggested by us. If a severe price gap occurs, we have the right to revise the ex-factory price. We may also change its prices in response to an acute price fluctuation of raw material, volatile market situations or breakpoint pricing mechanisms.

   Raw materials

The primary components used in manufacturing our products in this segment include cobalt acid lithium, polymer organic foam, graphite and protection shields. The sources of these components are primarily chemical suppliers located in or near China. If a source for one or more of the components was to fail, we believe that we can find several other cobalt acid lithium suppliers in China. We primarily import our cobalt from South Africa. In case there is a shortage of cobalt, all of the batteries manufactures will be affected negatively.

One of the materials required for production is the protection shield, which is used in manufacturing rechargeable lithium-ion batteries. The protection shield is a common chemical material, but processing equipment requires a high investment, as it needs to be processed into a thinner shield with a high precision requirement. As a result, there are very few manufacturers in the world who are willing and able to produce this kind of shield, resulting in periodic supply shortages. In the event of a supply shortage, we believe we can find alternative vendors who can provide us with the protection shield.

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With respect to all other materials required for the production of batteries, all materials are widely available, and restrictions in supply are generally not anticipated.

None of our suppliers account for 10% or more of inventory or 10% or more of expenditures.

   Intellectual property

For the batteries products, we have obtained 12 Chinese patents for product design and production methodologies for making lithium and lithium-ion batteries:

  No. 96211676 “Siren Lights for Bicycles” issued on May 10, 1996;
  No. 97241178.X “Button- Type Lithium Ion Battery” issued on August 18, 1997;
  No. 97241378.2 “Automatic Assembling Equipment for Button-Type Battery” issued on October 15, 1997;
  No. 99238457.5 “Lithium Battery with Safety Shield” issued on September 8, 1999;
  No. 99238456.7 “Safety Shield for Lithium Battery” issued on September 8, 1999;
  No. 00229552.0 “Automatic Cleaning Machine for Button-Type Battery” issued on March 31, 2000;
  No. 01250166.2 “Fixing Device for Mobile Phone Batteries” issued on July 25, 2001;
  No. 01251640.6 “Button-Type Lithium-ion Battery” issued on August 22, 2001;
  No. 01252383.6 “Explosion-Proof Lithium-ion Batteries” issued
  November 8, 2001;
  No. 02228570.9 “Explosion-Proof Lithium Batteries” issued on March 7, 2002;
  No. 02228572.5 “Cross-Folded Core for Button-Type Lithium Ion Batteries” issued on March 7, 2002; and
  No. 02228571.7 “Electrode for Button-Type Batteries” issued on March 7, 2002.
All patents expire 10 years after issuance. We do not believe that the expiration of these patents will have a material adverse effect on our business, because we continually develop new product designs. While we may continue to file patent applications to protect our technology and products, we cannot be sure that our patents will provide commercially significant protection to our technology.

We attempt to avoid infringing known proprietary rights of third parties in our product development efforts. If we were to discover that our products violate third-party proprietary rights, we may not be able to offer these products without substantial re-engineering. Efforts to re-engineer might not be successful, licenses from the owners of the technology may be unavailable on commercially reasonable terms, if at all, and litigation may not be avoided or settled without substantial expense and damage awards.

   Seasonality and cyclicality

In general, there is no clear seasonality affect on our revenues. Sales are slightly lower during the first quarter due to Chinese New Year holiday. Export sales are usually higher in the second quarter. Sales generally increase in the fourth quarter due to the Christmas holiday.

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   Working capital practices

Our working practice represents the industry standard, and, to our knowledge, we do not experience any unusual working capital requirements. We are not required to maintain inventory allotments for any purpose, and neither customers nor external distributors are generally permitted to return merchandise after delivery. Our company policy permits customer discount if there are product quality issues. Accounts receivable are generally carried for a period between 60 and 90 days, and accounts payable are generally carried for a period of 30 days.

Customers and Distribution

We supply the products in this segment to both distributors and directly to end customers. We have sales agreements with all of our distributors and contracts are usually renewed on an annual basis. Li Gao International Company d/b/a Team Sirplus Limited accounted for over 10% of our battery revenue in 2003. We believe that we would be able to replace this distributor, or any of our distributors, if circumstances required.

No other distributors or end customers individually or as an affiliated group account for more than 10% of our consolidated revenues.

   Backlog

We did not have any backlog as of December 31, 2003.

   Government renegotiation

There is no material portion of the company’s business that may be subject to renegotiation of profits or termination of contracts or subcontracts at the election of any government

   Revenues

For the fiscal year ended December 31, 2003, the batteries segment revenues totaled $13.4 million, or 22.7% of net sales.

Battery Testing Equipment

Through Li Sun Power, we design and manufacture program-controlled specialized testing equipment for use in laboratories and technology research institutes for high-precision testing of chemical composition and functioning capacity of batteries. The professional testing equipment is specially designed for use in laboratories and technology research institutes for high-precision testing of electrode and electric capacity.

Products

Battery Testing Equipment

Type	Testing Applications

Professional Testing Equipment	High precision electrode and electric capacity of use in laboratories and technology research institutes.
Large-Scale Chemical Composition Testing Equipment	Chemical composition and/or capacity testing of Lithium-ion and NiMH batteries.
Mobile Phone Battery Testing Equipment	All prismatic Lithium-ion, NiCd and NiMH rechargeable batteries.

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   Market and Distribution

We market our testing equipment to research institutes and to other battery manufacturers. We also use our testing equipment internally for our communications and battery operations.

We price our products based on manufacturing costs plus a mark-up depending on numerous factors including order size, competition, inventory considerations and technical attributes. Regional sales agents will set the second-tier sales agent and end-user price based on the local market situation with reference to the retail price suggested by us. If a severe price gap occurs, we have the right to revise the ex-factory price. We may also change our prices in response to an acute price fluctuation of raw material, volatile market situations or breakpoint pricing mechanisms.

We distribute our products through local sales offices. Company sales offices are located in various cities around the country. The obtained the orders from customers or distributors and we deliver products directly to the distributors or customers. No distributor accounts for more than 10% of our consolidated revenues.

   Raw materials

The primary components used in manufacturing our products include frequency stabilizer, integrated circuit and other basic electronic components. The sources of these components are primarily electronics products suppliers located in or near China. Battery testing equipment is composed of several basic electronic components and automation core software, therefore, we usually do not experience any shortage of supplies. With respect to all other materials required for the production of testing equipment, all materials are widely available, and restrictions in supply are generally not anticipated.

There is no supplier contract accounting for more than 10% of our inventory or expenditures.

   Intellectual property

For the testing equipment products, we have obtained 1 Chinese patent for battery testing equipment:

  No. 01251641.4 “Digital Intelligent Battery Testing Instrument” issued on August 22, 2001.
This patent expires 10 years after issuance. We do not believe that the expiration of these patents will have a material adverse effect on our business, because we continually develop new product designs. While we may continue to file patent applications to protect our technology and products, we cannot be sure that our patents will provide commercially significant protection to our technology.

We attempt to avoid infringing known proprietary rights of third parties in our product development efforts. If we were to discover that our products violate third-party proprietary rights, we may not be able to offer these products without substantial re-engineering. Efforts to re-engineer might not be successful, licenses from the owners of the technology may be unavailable on commercially reasonable terms, if at all, and litigation may not be avoided or settled without substantial expense and damage awards.

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   Seasonality and cyclicality

This segment does not experience material fluctuations in sales or revenues on a seasonal or cyclical basis.

   Working capital practices

Our working practice represents the industry standard, and, to our knowledge, we do not experience any unusual working capital requirements. We are not required to maintain inventory allotments for any purpose, and neither customers nor external distributors are generally permitted to return merchandise after delivery. Our company policy permits customer discount if there are product quality issues. Accounts receivable are generally carried for a period between 60 and 90 days, and accounts payable are generally carried for a period of 30 days.

   Customers

We supply the batteries testing equipment to research institutes and battery manufacturers, which includes a number of our battery manufacturing competitors.

No customers individually or as an affiliated group account for more than 10% of our consolidated revenues.

   Backlog

We did not have any backlog as of December 31, 2003.

   Government renegotiation

There is no material portion of the company’s business that may be subject to renegotiation of profits or termination of contracts or subcontracts at the election of any government.

   Revenues

For the fiscal year ended December 31, 2003, the testing equipment segment revenues totaled $7.64 million, or 12.9% of net sales.

Future Products

We have our its own in-house design team for new product development. We are currently developing new products, and expect to introduce into a series of new products into the market during the next 12 months. These include:

High-end Corded and Cordless Telephones

We have designed and plan to develop Internet Phones that enable the user to surf the Internet, corded telephones with extended features and a number of new cordless phones with additional functionalities. The functionalities include a new model phone with message recorders, one with an integrated desk lamp for office use and a specialized 900MHz model for the export market. We also plan to introduce new models of voice dialing corded and cordless phones, which provide the user with the option to utilize voice activation functionality.

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Digital Cordless Telephones

We designed and plan to develop a 2.4 GHz Digital Signal Spread (“DSS”) cordless telephone for both residential and commercial users. For commercial users, the model will comply with the DSS-WPBX standard that will enable the users to communicate with each other within the same area PBX using his cordless headsets without incurring any charges, except when used to call an external number. The DSS digital cordless phones will provide users with higher quality communications and better security within a longer distance and wider range.

Multi-Function Videophones

We plan to design and develop a line of videophones. The phones will integrate the existing function of ordinary telephone networks and computer terminals by utilizing the PC as the operation platform and the USB connector to connect a telephone to such PC. In addition, software will be developed for the videophone and synchronizing data transmission. We believe that the design provides a low cost solution to the requirements of video transmission under the existing narrow band telecommunication network.

New Walkie-Talkies

We have designed and plan to develop three new models of walkie-talkies. The models include units with additional features, including a built-in radio for public radio broadcast, a weather forecast message display and an increased communication range of 15 kilometers.

Polymer Lithium-ion Battery

Polymer lithium-ion batteries use solid organisms as a medium. Its features include small size, easy to transform, large capacity and low weight. We believe that this type of battery will be widely used in the electric car, the mobile telephone, laptop, digital camera and other portable electric products This battery’s capacity is higher than the liquid lithium-ion battery, is easier to decrease, easier to transform and safer to use.

High-Power Motor Battery

The high-power motor battery is a type of the lithium-ion battery. This battery’s monocase power can be over 2AH, making it useful for powering lighting and driving motors. High-power motor batteries are used in mine lamps, field lightening power, laptop computers, electric bikes, electric cars and military radios. With global trends leaning toward clean energy, we believe that this battery will replace small and medium-sized lead-acid batteries in the near future and will be widely used in consumer electronics, field telecommunications and lighting.

Test equipment for high-power lithium-ion battery and fuel battery

As high-power lithium-ion batteries and fuel batteries become the environmentally-friendly standard, battery manufacturers will require test equipment for these markets.

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Quality Control

We have always paid significant attention to the quality assurance systems and all performance Indicators meet international standards and pass the examination of the national level includes GB12196-90, GB/T15279-94, GB12198-90, and GB/T17113-1997. The GB2828-2829-87 standard was adopted for export goods. Our production is in compliance with ISO9002. During the production process, we pay significant attention to quality control and cost control. According to production flow requirements, quality control points have been set up in key production processes and professionals are assigned to monitor the quality and flow of these processes. We have employed significant labor and capital investment to set up the comprehensive quality control system to ensure the quality of its products. Production of primary lithium batteries is fully automated and performed by machineries, while secondary lithium battery production is performed by automated assembly lines, which are highly engineered and closely monitored to ensure product quality.

We hold vendor qualification committee meetings every three months. The vendors are assessed according to their quality improvement notice, purchasing order and procure agreement in the previous three months to verify such terms as quality, delivery and co-operation status. All manufacturers are required to meet ISO9001 quality standards. Vendors meeting our stringent requirements will be placed on a qualified vendor list. Unqualified vendors will be eliminated from the qualified vendor list temporarily or permanently. For the new vendors, we have comprehensive assessments on their production scale, equipment and quality control. As soon as the sample material has been approved and confirmed by the testing, the vendor is listed in the qualified vendor list as a potential supplier.

Governmental Approval and Compliance

China has enacted regulations governing telephones and telephone communications. Pursuant to these regulations, Individuals or entities wanting to sell telephone equipment or connect to the telephone network in China must obtain certain permits from the Ministry of Posts and Telecommunications and all telecommunications equipment must have a network access license. In the past, we have not encountered any difficulty in obtaining such permits and licenses and is currently holding all the permits and licenses necessary for manufacturing and selling its products.

No other government regulations or compliance regimes, including environmental regulations, apply to our business. We cannot assure you that new or additional regulations will not be enacted which might adversely impact our operations.

Competition

Many of our competitors are substantially larger than we are and have significantly greater name recognition and financial, sales and marketing, technical, customer support, manufacturing and other resources. These competitors may also have more established distribution channels and may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products. Our competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced earlier than our products. In the fiscal year ended December 31, 2003, we continued to be price competitive. We attempt to differentiate our company from our competitors by working to increase our brand name recognition, maintaining and enhancing product quality, providing adequate after-sale service, developing products with appealing functions, enhancing our distribution channels and keeping our production costs controlled.
We cannot assure you that will be able to compete successfully with its existing or new competitors. If we fail to compete successfully against current or future competitors, our business could suffer.

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Communications Terminal Products

Competition in the communications equipment market in China is intense. The market is continually evolving and is subject to changing technology. Our competitors in China include TCL, Bu Bu Gao and Qiao Xing.

The focus of the competition among these players has changed from one of advertising and price wars in the past to one of style, image and design today. Our competitive strategy is to focus on innovation in product design and quality customer services.

Based on a market research conducted by Beijing Guneng Consultancy Co., Ltd., we estimate that it has captured approximately an 18% market share in the fixed-line telephone market in China.

Battery Products

According to the Lithium Battery Branch of Physical and Chemical Institute of China, we are one of the largest lithium and lithium-ion battery manufacturers in China. Our major competitors include Shenzhen BYD, Tianjin Lisen, Shenzhen Shun Wo and Shenzhen HYB. Shenzhen BYD is considered to be the largest battery manufacturer in China with daily production capacity of 300,000 units of Lithium-ion, NiCd and NiMH batteries (Source: Prospectus of Shenzhen BYD). We estimate that the major overseas competitors in the global market for batteries are Sanyo (about 25% global market share), SONY (about 20% global market share), Toshiba, Matsushita, NEC, Hitachi and Samsung.

As noted by the China Battery Industry Association, competition in the battery industry is intense, with Japanese products currently dominating the global market, especially in the high-end categories. Domestic rivals are principally manufacturers of conventional nickel batteries.

Battery Testing Equipment

With respect to the lithium-ion testing equipment, the Company believes its primary competitors to be Guangzhou Qingtian Industrial co., Ltd. (Qingtian), Hangzhou Hanke (Hanke) and Lixing Power. We believe that Qingtian’s market share is shrinking due to substantial loss of personnel and Hanke just entered this market. We also believe that we are the only enterprise manufacturing both batteries and formation & testing equipment in China, which may give us technical and marketing advantages. Based on actual sales orders, we estimate that our market share in providing equipment for testing lithium battery by manufacturers is approximately 15% in 2002 and 30% in 2003. We anticipate that our market share may reach 50% within three years. Other possible target markets for battery testing equipment include quality inspection authorities, research institutes, universities and mobile phone retailers. With respect to such markets, the only competitor is Tshinghua University, which we believe has limited marketing resources. According to actual sales, we estimate that our market share in China for providing battery testing equipment to quality inspection authorities, research institutes, universities and mobile phone retailers is approximately 60%.

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Employees

We presently have approximately _1,271_ employees, of which approximately _1,271 are full time employees. We consider our relations with our employees to be good.

Financial Information about Reporting Segments

For a summary of our net revenue, earnings from operations and total assets for each of our business segments in each of the last three fiscal years, please refer to Note 16 to the consolidated Financial Statements, which are incorporated herein by reference.

Geographic Financial Information

During the 2003 fiscal year, 94.2% ($55.7 million) of ours revenue was derived from China. 5.8% ($3.4 million) was derived from all other foreign markets in the aggregate. Of our foreign sales, no single country generated a material amount of revenues for us.

During the 2002 fiscal year, 95.3% ($52.5 million) of our revenue was derived from China. 4.7% ($2.6 million) was derived from all other foreign markets in the aggregate. Of our foreign sales, no single country generated a material amount of revenues for us.

During the 2001 fiscal year, 96% ($40.3 million) of our revenue was derived from China. 4.0% ($1.7 million) was derived from all other foreign markets in the aggregate. Of our foreign sales, no single country generated a material amount of revenues for us.

All of our long-lived assets (excluding financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, deferred policy acquisition costs, and deferred tax assets) are located in China.

Property

We own the six-story Wondial Building located at Keji South 6 Road, Shenzhen High-Tech Industrial Park, Shennan Road, Shenzhen, China in which our headquarters offices are located. 72,000 square feet of this building, representing approximately 72% of its capacity, is rented out to a private company affiliated with a government agency, Shanghai Sheng Bang Inspection, Ltd.Shenbang Testing Center and another private company, for administrative offices. This lease was executed in September 16, 2003 and expires in November 15, 2006, for which we receive a monthly rent of $17,742. This lease renews at the option of both parties.

We have rented more than 15,000 square feet of manufacturing capacity for battery production in Shenzen, China. The annual capacity for the facility is to produce 12 million units of prismatic lithium-ion batteries used on cell phone. We believe the building will be suitable for our needs during the next twelve months, with annual projected sales of approximately $15 million.

We also own and maintain three operating and manufacturing facilities: one testing equipment production facility with about 3000 square feet of manufacturing capacity, and two batteries production facilities for batteries production with a total of 5000 square feet of manufacturing capacity. All of the three facilities are located in located in Wuhan City, Hubei Province of China. In 2003 we produced 94.6 million units of batteries and 16,258 sets of testing equipment and 6.6 million lithium-ion batteries. In 2002, we produced 82.5 million pieces of primary lithium batteries, 54,000 sets of battery testing equipment and 3.5 million pieces of lithium-ion batteries.

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LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the names, ages, and positions of our directors, officers and significant employees.

Name	Age	Position Held	Officer/Director/ Significant Employee since
Kit Tsui	40	Chief Executive Officer, Chairman of the Board	2003
Weijiang Yu	32	President and Director (former)	2003 (1)
Hongyan Sun	30	President and Director (current)	2004
Zhiyong Xu	28	Secretary and Director	2003
Guoqiong Yu	45	Chief Financial Officer and Treasurer	2003
Bin Xu	45	Chairman and General Manager of Lixing Power	1993

(1) Mr. Yu retired in January 2004, and Ms. Hongyan Sun has been appointed as President and Director until her successor is elected and qualified or until her earlier resignation or removal.

The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or Indirectly participate in or influence the management of our affairs.

Biographical Information

Dr. Kit Tsui has served as Chairman of the Board of Directors and Chief Executive Officer since February 2003. Prior to the merger, Dr. Tsui served as the Chairman of Shenzhen Kexuntong Industrial Company Limited (“Kexuntong”), a subsidiary of the Company from January 1999 until September 2003. He was also the Chairman of Shenzhen Wonderland Communication Science and Technology Company Limited (“Wonderland”), a subsidiary of Kexuntong since January 1999 until July 2002. Dr. Tsui served as Chairman and Chief Executive Officer of Broad Faith from February 2003 to present. Dr. Tsui has been an entrepreneur since 1991 and he was the founder of Wonderland and Kexuntong and Broad Faith Limited. Dr. Tsui is primarily responsible for the Company’s strategic planning and corporate development. Prior to establishing Wonderland, where he acted as its Chairman of the Board of Directors from its inception in 1993, Dr. Tsui served as General Manager of Shenzhen Jinkong Chaoying Industry Co., Ltd., one of the earliest portable game player manufacturers in China, from 1991 to 1993. Dr. Tsui also held a management position at the U.S. Trade Department of Shenzhen Electronics Group from 1989to 1991, where he was responsible for merchandising, management of customer relationship and export to the United States, as well as an executive position with the Planning Commission of Huangshi City Government, Hubei Province, China from 1987 to 1989.

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Mr. Weijiang Yu served as President and Director to our company from February 2003 to February 2004. Prior to the reverse merger, Mr. Yu served as the deputy General Manager of Wonderland since January 1999. He was the General Manager of Shenzhen Yixiang Chemical Engineering Company in Hubei, China. Mr. Yu resigned as the company’s President on February 2004 on a voluntary basis, and without disagreement with the company.

Ms. Hongyan Sun has served as President to our company since February 2004. Ms. Sun was concurrently appointed as a Director in February 2004, upon the resignation of Mr. Yu, and will serve as a Director until her successor is elected and qualified or until her earlier resignation or removal. Ms. Sun has served as the Executive Director (an appointed officer of the Company) since December 2003.  From May 2003 to November 2003, Ms. Sun served as the Director of our company, Resident Mission in China (an appointed officer position).  From February 2001 to April 2003, she served as both Assistant of Investment Management Center and Director (an appointed officer position) of the President’s Office of Shenzhen Kexuntong Industrial Co., Ltd., both of which are currently affiliates of Industries. From June 1996 to January 2001, Ms. Sun served as Assistant of the Law Department of Shenzhen Wonderland Communication Science and Technology, currently an affiliate of Industries. Ms. Sun received her Bachelor of Law degree from Hubei Normal University and her Master of Law degree from Hubei University.

Mr. Zhiyong Xu has served as Secretary and Director to our company since February 2003. Mr. Xu maintains primary responsibility for our corporate administration. Mr. Xu also serves a Vice President of Wonderland, an affiliate of Industries, since December 2003. From February 2002 to December 2003, he served as the President of Shenzhen Chuangli Xing Cable Limited. From July 2001 to February 2002, he served as an assistant to management of Wonderland. From March 2000 to July 2001, he was a Purchasing Manager with Wonderland. From 1998 to 2000, Mr. Xu was a Vice President of Hubei Erzhou Yiyi Chemical Company.

Ms. Guoqiong Yu has served as Chief Financial Officer and Treasurer to our company since February 2003. Ms. Yu maintains primary responsibility for our accounting and reporting compliance, and hold fifteen years of experience in accounting and financial management. Ms. Yu served as the Chief Financial Officer of Wonderland, an affiliate of Industries, since July 2002 prior to the reverse merger. From March 1994 to February 2002, Ms Yu was a Financial Supervisor at Jintian Industry Company Limited.

Mr. Bin Xu has served as Chairman and General Manager of Lixing Power since February 1993. Mr. Xu maintains primary responsibility for our battery business development and strategic planning of that business. Mr. Xu is the founder of Lixing Power in 1993, and has more that 12 years of experience in power supply for telecommunication devices. Additionally, Mr. Xu held a Director position with Lithium Battery Branch of Physical and Chemical Institute of China since 1997 to present focusing on power sources, and is the inventor of the our patented Bicycle Siren Lamp.

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Family Relationships

Mr. Zhiyong Xu and Dr. Kit Tsui are brothers. Mr. Weijiang Yu is Mr. Zhiyong Xu's brother-in-law. There are no other family relationships among the officers and directors.

Certain Legal Proceedings

None of the directors or executive officers has, during the past five years:

(a)   Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)   Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)   Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)    Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not currently have an Audit Committee Financial Expert, as defined in §229.401h(2) of this chapter. Ms. Yu, our Chief Financial Officer and Treasurer, serves as our financial expert regarding US generally accepted accounting principals and general application of such principles in connection with the accounting for estimates, accruals and reserves, including an understanding of internal control procedures and policies over financial reporting, and with maintains sufficient experience preparing auditing, analyzing or evaluating financial statements in such depth and breadth as may be required of an audit committee financial expert. However, Ms. Yu is not an elected Director of Industries and, accordingly, is precluded from membership on our audit committee.

We have undergone a significant change in management since the consummation of the Broad Faith Exchange Agreement. According to our by-laws, the Board of Directors was restricted to three. We have obtained written consent from our majority shareholder to amend the by-laws to increase the number of positions on our Board of Directors, and intend to file an information statement in order to effectuate this change as soon as possible. We are actively seeking qualified independent Directors in the U.S., at least one of which will be deemed a “financial expert” pursuant to the US Securities Acts.

Changes in Nominee Recommendation Procedures

There are no material changes to the procedures by which shareholders can nominate directors.

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EXECUTIVE COMPENSATION

Summary of Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2003, 2002 and 2001.

Name and principal position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Other annual compensation($) (e)	Restricted stock award(s)($) (f)	Securities under-lying options/SARs (#) (g)	LTIP payouts($) (h)	All other compensation($) (i)

Dr. Kit Tsui, Chief Executive Officer (1)	2003 2002 2001	0 (2) $57.971 $57,971	0	0	0	0	0	0

(1) Dr. Kit Tsui was appointed Chief Executive Officer on February 10, 2003. His predecessor, Mr. Dan Shuput, an unaffiliated party, served as Chief Executive Officer of Industries from January 28, 1994 until the reverse merger became effective on February 10, 2003. As reported in previous filings, Mr. Shuput did not receive any compensation for his services as Chief Executive Officer. We are not aware of any facts or circumstances which may indicate otherwise.

(2) Dr. Tsui holds 10,259,929 shares of common stock, received as a result of his position as primary shareholder in Broad Faith at the time of the merger with Industries. Dr. Tsui has not received any compensation in the most recent fiscal year as a result of his position as an elected officer or Director to Industries. See the discussion in “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management.”

Dr. Kit Tsui has been our Chief Executive Officer and Chairman since February 10, 2003. Dr. Tsui served as Chief Executive Officer of Broad Faith prior to the merger with Industries.

The following table shows all grants during the fiscal year ended December 31, 2003 of stock options under our stock option plans to the named executive officers.

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OPTION/SAR GRANTS IN LAST FISCAL YEAR
Individual grants
					Potential realizable value at assumed annual rates of stock price appreciation for option term		Alternative to (f) And (g): grant date value
Name (a)	Number of securities underlying option/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise of base price ($/Sh) (d)	Expiration date (e)	5% ($)$ (f)	10% ($)$ (g)	Grant date present value$ (h)

Dr. Kit Tsui	0	0	0		0	0	0

The following table provides information as to the number and value of unexercised options to purchase the Company common stock held by the named executive officers at December 31, 2003. None of the named executive officers exercised any options during the fiscal year ended December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name (a)	Shares acquired on exercise (#) (b)	Value realized ($) (c)	Number of securities underlying unexercised options/SARs at FY-end (#)Exercisable/Unexercisable (d)	Value of unexercised in-the-money options/SARs at FY-end ($)Exercisable/Unexercisable (e)

Dr. Kit Tsui	0	0	0	0

Long-Term Incentive Plan Awards ("LTIP") Table

We do not currently have any LTIP Awards, and did not have any LTIP awards for any of the periods covered.

Pension Plan Table

We do not currently have any defined benefit, pension, or actuarial plans.

Option/SAR Repricings

No option or SAR repricings were conducted during the periods covered.

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Employment Agreements, Termination of Employment and Change-in-Control Arrangements

We do not have any formal employment agreements, termination of employment agreements, or change-in-control arrangement.

Compensation Committee Interlocks and Insider Participation

The Board of Directors does not have a compensation committee. The salary committee consists of Dr. Kit Tsui, Mr. Weijiang Yu and Ms. Hongyan Sun. They participate in the decision process of executive compensations.

Dr. Kit Tsui has served as Chairman of Wonderland, a subsidiary of Kexuntong, from 1993 until September 2003. He also served as Chairman and Chief Executive Officer of Broad Faith Limited from February, 2003 to Present. None of these entities had independent compensation committees or committees performing separate functions, and matters of executive compensation were determined by the Board of Directors as a whole

Mr. Weijiang Yu has served as an executive officer of Wonderland from January 1999 to 2002, and served as member of the salary committee until his retirement in January 2004. He has also served as an executive officer of Shenzhen Yixiang Chemical Engineering Company in Hubei, China, and unaffiliated company, from 1997 to 1999. None of these entities had independent compensation committees or committees performing separate functions, and matters of executive compensation were determined by the Board of Directors as a whole.

Ms. Hongyan Sun has served as executive officer to Resident Mission in China, an unaffiliated company, from May 2003 to December 2003. This entity did not have an independent compensation committees or committee performing separate functions, and matters of executive compensation were determined by the Board of Directors as a whole.

Mr. Zhiyong Xu has served as an executive officer to Wonderland, an affiliated company, since December 2003. This entity did not have an independent compensation committees or committee performing separate functions, and matters of executive compensation were determined by the Board of Directors as a whole.

Ms. Guoqiong Yu has served as an executive officer to Wonderland since February 2003. This entity did not have an independent compensation committees or committee performing separate functions, and matters of executive compensation were determined by the Board of Directors as a whole.

Mr. Bin Xu has served as an executive officer of Lixing Power from February 1993 to present. Mr. Xu has served as Chairman and Chief Executive Officer to Huhan Cable Company since May 1993. None of these entities had independent compensation committees or committees performing separate functions, and matters of executive compensation were determined by the Board of Directors as a whole.

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Performance Graph

We completed the reverse merger with the operating entity in China in February 2003. Prior to the merger, the previous operating entity was a private company, and Industries was a publicly-traded shell. As a result, we do not believe that the stock performance or private company book value prior to the merger presents a useful comparison. Accordingly, the date range selected for analysis was March 1, 2003 to December 31, 2003.

We used the AMEX Composite Index and the AMEX Computer Technology Index as a comparison for the relative performance with our stock relative performance.

Our peer comparison for relative stock performance is its competitor, Qiao Xing Universal Telephone Inc., also a communication equipment manufacture based in China. We have also selected Abraxas Petroleum Corporation for peer comparison, based on its comparable market capitalization ($88.5 million as of March 29, 2004, compared to our market capitalization of $63.9 million at even date).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has approved an Agreement for the Sale and Purchase of Shares in Li Sun Power International Limited ("Li Sun"), by and among our company, Dr. Kit Tsui, who is the sole shareholder of Li Sun, Li Sun , Wuhan Hanhai High Technology Limited ("Hanhai"), Wuhan City Puhong Trading Limited ("Puhong Trading"), Shenzhen City Xing Zhicheng Industrial Limited ("Xing Zhicheng"), and Shenzhen Kexuntong Industrial Co. Ltd. ("Kexuntong").

Pursuant to the Agreement, we acquired all issued and outstanding shares of Li Sun from Dr. Tsui, who is our majority shareholder as well as our Chief Executive Officer and a director, in exchange for an amount of cash and restricted common stock in the Company determined based on the audited net income after tax of Li Sun. Hanhai, Puhong Trading, Xing Zhicheng, and Kexuntong (which is a subsidiary of our company and which indirectly owns 95% of Kexuntong's capital stock), together, own approximately 72.83% of the capital stock of Lixing Power Sources Co., Ltd. of Wuhan ("Lixing Power Sources") as trustees for the benefit of Li Sun. By acquiring the capital stock of Li Sun, we became the beneficial owner of approximately 72.83% of Lixing Power Sources. Of the remaining approximately 27.17% of Lixing Power Sources' equity, approximately 16.89% is owned by Chinese state-owned entities, and employees and former employees of Lixing Power Sources own the approximately 10.28% of Lixing Power Sources' remaining equity. Lixing Power Sources is a leading lithium and lithium-ion battery manufacturer in China. Established in 1993, Lixing Power Sources markets its OEM products to companies including ASUS, Legend, and MITAC, and also markets its products under the brand names "LixingTM" and "Lisun.TM" Its products are widely used in various types of electronic products including calculators, PDAs, laptop computers, cell phones and hybrid electric vehicles.

Our acquisition of Li Sun was completed on May 14, 2003, and consisted of our purchase of 100% of the capital stock of Li Sun in exchange for 15,765,432 shares of our common stock, valued at $7,567,407.36, as well as an unwritten promissory note in the amount of $7,662,000, without expiration or maturity date, and bearing no interest rate, and is payable in cash or our common stock based on mutual agreement. As a result of this acquisition, we now hold a 72.84% interest in Lixing Power.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our operations are located in China and most of our sales revenues are earned in China, therefore we are not exposed to risks relating to fluctuating currencies or exchange rates. As of December 31, 2003, our bank debt earned interest at a fixed rate.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Randy Simpson, CPA, P.C., the independent accountant who had been engaged by us as the principal accountant to audit our consolidated financial statements for the period prior to its merger with Broad Faith, was dismissed effective May 6, 2003. On May 6, 2003, we engaged Moores Rowland (now Moores Rowland Mazars), Chartered Accountants, Certified Public Accountants as the Company's new principal independent accountants to audit our consolidated financial statements for the year ending December 31, 2003.

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We selected Moores Rowland Mazars solely due to the fact that it is one of the largest accounting firms with offices in Hong Kong and United States, and it served as the auditor for Broad Faith prior to its merger with Industries. The decision to change our independent accountants from Randy Simpson, CPA, P.C. to Moores Rowland Mazars was approved by our Board of Directors.

The report of Randy Simpson, CPA, P.C. on our financial statements as of and for the years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. During the periods ended December 31, 2001 and December 31, 2002, and the interim period from January 1, 2003 through the date of dismissal of Randy Simpson, CPA, P.C., we did not have any disagreements with Randy Simpson, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Randy Simpson, CPA, P.C., would have caused us to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Moores Rowland Mazars, we had not consulted Moores Rowland Mazars regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

We did not experience any other changes in or disagreements with, our independent accountants within the past two fiscal years.

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SELLING STOCKHOLDERS

The following table provides certain information with respect to the Selling Stockholders' beneficial ownership of our securities as of the date of this prospectus. The Selling Stockholders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the Selling Stockholders will sell all shares covered by this prospectus. None of the Selling Stockholders are affiliates of our company, and nor have any of them had a material relationship with us during the past three years. None of the Selling Stockholders are or were affiliated with registered broker-dealers. See our discussion entitled "Plan of Distribution" for further information regarding the Selling Stockholders’ method of distribution of these shares.

Number of Shares Beneficially Owned After Offering (2)
Name	Number of Shares Beneficially Owned Before Offering (1)	Number of Shares Being Offered (#)	Number of Shares	Percentage

Alpha Capital AG	*	395,652 (3)	*	*
Barucha LLC	*	70,652 (4)	*	*
Bristol Investment Fund, Ltd.	*	169,565 (5)	*	*
Castle Creek Technology Partners, LLC	*	423,913 (6)	*	*
Crescent International Ltd	*	423,913 (7)	*	*
Fennmore Holdings LLC	*	226,087 (8)	*	*
Fennmore Holdings LLC	*	56,522 (9)	*	*
Greenwich Growth Fund Limited	*	56,522 (10)	*	*
Gryphon Master Fund, L.P.	*	282,609 (11)	*	*
Palisades Master Fund, L.P.	*	706,522 (12)	*	*
Republic Aggressive Growth, Inc.	*	98,913 (13)	*	*
Stonestreet LP	*	282,609 (14)	*	*
Whalehaven Fund Limited	*	84,783 (15)	*	*
TOTAL		3,278,275

____________________________________________
# - All share amounts are rounded to the nearest whole share.
* - Indicates less than 1% beneficially owned.

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  The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Based upon 31,199,466 shares issued and outstanding, on a fully diluted basis, as of March 25, 2004.
  Assumes that all shares will be resold by the Selling Stockholders after this offering.
  Includes 304,348 shares of common stock and 91,304 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 54,348 shares of common stock and 16,304 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 130,435 shares of common stock and 97,826 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 326,087 shares of common stock and 97,826 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 326,087 shares of common stock and 97,826 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 173,913 shares of common stock and 52,174 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 43,478 shares of common stock and 13,043 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 43,478 shares of common stock and 13,043 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 217,391 shares of common stock and 65,217 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 543,478 shares of common stock and 163,043 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 76,087 shares of common stock and 22,826 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 217,391 shares of common stock and 65,217 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.
  Includes 65,217 shares of common stock and 19,565 shares of common stock issuable upon conversion of warrants, with an exercise price of $2.70 per share and expiring on February 25, 2007.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 2004, certain information regarding the ownership of Industries International's capital stock by each director and executive officer of Industries International, each person who is known to us to be a beneficial owner of more than 5% of any class of our voting stock, and by all officers and directors of Industries International as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 25, 2004 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 31,199,466 shares issued and outstanding on a fully diluted basis, as of March 25, 2004.

Title of Class	Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common Stock	Kit Tsui (3)	10,259,929	32.88%
Common Stock and Options	Weijiang Yu (4)	350,000	1.12%
Common Stock	Guoqiong Yu (5)	13,000	*
Common Stock and Options	Zhiyong Xu (6)	162,500	*
Common Stock	Xiaochen Li (7)	117,974	*
Common Stock	Hongyan Sun (8)	12,500	*
Common Stock	Bing Xu (9)	138,116	*
All officers and directors as a group (5 individuals)		10,915,903	34.99%

____________________________________________
* - Indicates less than 1% beneficially owned.

(1) Unless otherwise noted, the address for each of the named beneficial owners is Industries International, Inc. 4/F. Wondial Building, Keji South 6 Road Shenzhen High-Tech Ind. Park, Shennan Road Shenzhen, China.

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(2) The number of outstanding shares of common stock is based upon 31,199,466 shares outstanding as of March 25, 2004 (29,992,944 shares of common stock and options and warrants to purchase 1,206,522 shares of common stock).

(3) Kit Tsui is the Chief Executive Officer and Chairman of the Board.

(4) Weijian Yu is the former President, Chief Operating Officer and Director. Includes options to purchase 300,000 shares of common stock at an exercise price of $5.6, expiring on 2013.

(5) Guoqiong Yu is the Chief Financial Officer.

(6) Zhiyong Xu is a Director. Includes options to purchase 125,000 shares of common stock at an exercise price of $5.60, expiring on 2013.

(7) Xiaochen Li is a Director.

(8) Hongyan Sun is the current President and a Director of the Board

(9) Bing Xu is the Chairman and General Manager of Lixing Power, an affiliate.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company which may result in a change in control of the company.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is not complete and is qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

Common Stock

We have authorized 500,000,000 shares of common stock, par value $.01 per share As of March 25, 2004, there were 29,992,944 shares of common stock outstanding held of record by 2100 stockholders. All shares of common stock are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights. Our Articles of Incorporation provide that the common stock cannot be issued in series or broken into additional classes. Special meetings of the shareholders may be called by the Board of Directors, President, or the holders of not less than two-thirds of the outstanding shares of the company entitled to vote at the meeting. Holders of shares of common stock are entitled to one vote at any meeting of the shareholders for each share of common stock they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the shares of common stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of common stock outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

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Please review our Articles of Incorporation and Bylaws as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of shares.

Our shares of common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

The shares of common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call or assessment. The board of directors is empowered to fill any vacancies on the board, except vacancies caused by an increase in the number of directors, which are filled by the stockholders. Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, which may be issued in one or more series and having the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges, and limitations of such series of preferred stock shall be filed with the Secretary of State of the State of Nevada. The effect of such preferred stock is that our board of directors alone, and subject to, federal securities laws and Nevada law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Industries without further action by the stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

On November 18, 2003, we filed an information statement on Form 14C authorizing us to increase its authorized preferred stock from 10,000,000 to 15,000,000. The matter was approved by joint written consent by the Board of Directors by a majority of the stockholders on October 29, 2003. The consenting stockholders consisted of 4 stockholders owning an aggregate of 12,234,929 shares, or 51.52%, of the 23,748,292 shares of common stock issued and outstanding as of October 29, 2003. However, we later determined that the proposed financing warranting such increase would not be completed, and declined to file our increased authorization with the State of Nevada. Accordingly, we remain authorized to issue only 2,500,000 shares of preferred stock, none of which were issued and outstanding as of April 8, 2004.

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PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of Industries International, Incorporated (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales;
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
  any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Interwest Transfer, 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

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LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California.

EXPERTS

The financial statements for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Moores Rowland Mazars, Chartered Accountants, Certified Public Accountants and independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, and our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for us or on our behalf. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act”") ) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. Accordingly, we file such reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and interested members of the public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including our company, that file electronically with the SEC.

We maintain an administrative office located at 111 Pavonia Avenue, Suite 615, Jersey City New Jersey. The purpose of the office to maintain investor relationships in the U.S. and work with corporate and securities attorneys to comply with SEC rules.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this Form 10-K. Any such information or representation must not be relied upon as having been authorized. Delivery and/or filing of this Form S-1 shall, under no circumstances, create any implication that there has been no change in our affairs since the date of filing.

69

INDEX TO FINANCIAL STATEMENTS

INDUSTRIES INTERNATIONAL, INCORPORATED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants                   F-1

Consolidated Statements of Operations                                F-2

Consolidated Balance Sheets                                          F-3

Consolidated Statements of Changes in Stockholders' Equity and       F-4
     Comprehensive Income / Loss

Consolidated Statements of Cash Flows                                F5

Notes to Consolidated Financial Statements                         F6 - F35

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of
INDUSTRIES INTERNATIONAL, INCORPORATED

We have audited the accompanying consolidated balance sheets of Industries International, Incorporated and its subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, consolidated statements of changes in stockholders' equity and comprehensive income / loss and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Industries International, Incorporated and its subsidiaries as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

MOORES ROWLAND MAZARS
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: March 30, 2004

INDUSTRIES INTERNATIONAL, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS

(amount in thousands, except per share data)

                                                                              YEARS ENDED DECEMBER 31,
                                                             Note        2003          2003        2002        2001
                                                                          USD           RMB         RMB         RMB
OPERATING REVENUES
Net sales                                                              58,977       487,571     447,175     347,274
Rental income                                                             116           960       8,160           -
                                                                   ------------  ----------- ----------- ------------

Total operating revenues                                      16       59,093       488,531     455,335     347,274
                                                                   ------------  ----------- ----------- ------------

OPERATING EXPENSES
Manufacturing and other costs of sales                                 42,598       352,165     309,197     232,692
Sales and marketing                                                     2,199        18,178      16,855      22,030
General and administrative                                              2,495        20,630      18,109      13,624
Research and development                                                1,028         8,501      11,893      12,534
Depreciation and amortization                                             557         4,605      11,445       2,136
Other operating costs and expenses                                      4,396        36,336       3,184       3,732
                                                                   ------------  ----------- ----------- ------------

Total operating expenses                                               53,273       440,415     370,683     286,748
                                                                   ------------  ----------- ----------- ------------

OPERATING INCOME                                                        5,820        48,116      84,652      60,526
Interest expenses                                                      (1,023)       (8,458)    (13,244)    (14,386)
Other income, net                                                         707         5,843       2,436      13,255
                                                                   ------------  ----------- ----------- ------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST                        5,504        45,501      73,844      59,395
Provision for income taxes                                    14       (1,008)       (8,334)     (7,341)     (4,162)
                                                                   ------------  ----------- ----------- ------------

INCOME BEFORE MINORITY INTEREST                                         4,496        37,167      66,503      55,233
Minority interest in income of consolidated subsidiaries               (3,314)      (27,397)    (24,884)    (23,889)
                                                                   ------------  ----------- ----------- ------------

NET INCOME                                                              1,182         9,770      41,619      31,344
                                                                   ============  =========== =========== ============

Earnings per share:
Basic weighted average number of common stock outstanding              21,623        21,623      18,007      18,007
                                                                   ============  =========== =========== ============

Basic net income per common stock                                        0.05          0.45        2.31        1.74
                                                                   ============  =========== =========== ============

The accompanying notes are an integral part of these consolidated financial statements.

INDUSTRIES INTERNATIONAL, INCORPORATED
CONSOLIDATED BALANCE SHEETS

(amount in thousands)

                                                                                            AS OF DECEMBER 31,
                                                                           ---------------------------------------------
                                                                                  2003             2003             2002
                                                                   Note            USD              RMB              RMB
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                       32,607          269,567          127,019
Marketable securities                                                6               -                -           12,603
Guaranteed investment contract                                                   1,210           10,000           10,000
Accounts receivable, net                                                        19,034          157,360          137,591
Due from related parties                                                         1,821           15,047           13,969
Due from director and employees                                                      -                -              188
Inventories                                                          7           3,064           25,330           36,786
Plant and equipment held for sales                                                   -                -           64,644
Prepaid expenses and other current assets                                        2,274           18,802           33,906
                                                                           ------------     -------------    -----------
TOTAL CURRENT ASSETS                                                            60,010          496,106          436,706
Goodwill                                                           2 (c)         1,761           14,556              591
Property, plant and equipment, net                                   8           9,136           75,528           93,037
                                                                           ------------     -------------    -----------

TOTAL ASSETS                                                                    70,907          586,190          530,334
                                                                           ============     =============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Debts maturing within one year                                      10          11,795           97,511          141,025
Accounts payable - trade                                                         7,142           59,041           54,269
Due to related parties                                                              19              154            1,508
Due to principal stockholder                                                     7,821           64,654           66,354
Other payable                                                                    5,420           44,805           44,800
Tax payable                                                                        967            7,998           11,757
Accrued expenses and other accrued liabilities                                   4,883           40,374           43,935
                                                                           ------------     -------------    -----------

TOTAL CURRENT LIABILITIES                                                       38,047          314,537          363,648
                                                                           ------------     -------------    -----------

NON-CURRENT LIABILITIES
Long-term debts                                                     10           2,419           20,000                -
                                                                           ------------     -------------    -----------

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES                                 10,878           89,928           70,238
                                                                           ------------     -------------    -----------

COMMITMENTS AND CONTINGENCIES                                       18               -                -                -

STOCKHOLDERS' EQUITY:
Common stock                                                        11           1,102            9,103            5,969

Additional paid-in capital                                                      18,750          155,020                -
Deferred stock compensation                                         15         (12,500)        (103,337)               -
Dedicated reserves                                                               3,479           28,751           21,338
Retained earnings                                                                8,732           72,188           69,831
Accumulated other comprehensive loss                                                 -                -             (690)
                                                                           ------------     -------------    -----------
Total stockholders' equity                                                      19,563          161,725           96,448
                                                                           ------------     -------------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      70,907          586,190          530,334
                                                                           ============     =============    ===========

The accompanying notes are an integral part of these consolidated financial statements.

INDUSTRIES INTERNATIONAL, INCORPORATED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME / LOSS

                                                    COMMON STOCK
                                          -----------------------------

                                                                          ADDITIONAL       DEFERRED
                                             NUMBER OF                     PAID-IN          STOCK         DEDICATED
                                              SHARES         AMOUNT        CAPITAL       COMPENSATION      RESERVES
                                            ----------     ----------     ----------      ----------      ----------
                                                               RMB           RMB             RMB             RMB
BALANCE AT JANUARY 1, 2001                  18,007,330          5,969             --              --           7,709

Comprehensive income:
Net income                                          --             --             --              --              --
Other comprehensive loss
   Net unrealizable loss on marketable
        securities                                  --             --             --              --              --

Total comprehensive income

Transfer to dedicated reserves                      --             --             --              --           6,853
                                            ----------     ----------     ----------      ----------      ----------

BALANCE AT DECEMBER 31, 2001                18,007,330          5,969             --              --          14,562
Comprehensive income:
Net income                                          --             --             --              --              --
Other comprehensive loss
   Net unrealizable loss on marketable
        securities                                  --             --             --              --              --

Total comprehensive income

Transfer to dedicated reserves                      --             --             --              --           6,776
                                            ----------     ----------     ----------      ----------      ----------

BALANCE AT DECEMBER 31, 2002                18,007,330          5,969             --              --          21,338

Comprehensive income:
Net income                                          --             --             --              --              --
Other comprehensive loss
   Realization of loss on disposal of
      marketable securities                         --             --             --              --              --

Total comprehensive loss

Transfer to dedicated reserves                      --             --             --              --           7,413
Acquisition of net liabilities of  IDUL
  (Note 4)                                   1,249,215            414           (547)             --              --
Issuance of stock for acquisition of
  minority interest in subsidiary              665,860            221         21,851              --              --
Issuance of stock to employee under
  Equity Incentive Plan 2003                 2,525,500            837         68,592         (69,429)             --
Issuance of stock to non-employee under
  Equity Incentive Plan 2003                 5,013,385          1,662         12,024              --              --
Issuance of stock & stock option under
  principal stockholder plan                        --             --         53,100         (43,824)             --
Amortization of deferred stock
  compensation                                      --             --             --           9,916              --
                                            ----------     ----------     ----------      ----------      ----------
BALANCE AT DECEMBER 31, 2003                27,461,290          9,103        155,020        (103,337)         28,751
                                            ==========     ==========     ==========      ==========      ==========

                                                             ACCUMULATED
                                                               OTHER
                                               RETAINED     COMPREHENSIVE
                                               EARNINGS      INCOME (LOSS)              TOTAL
                                              ----------      ----------      --------------------------
                                                  RMB            RMB              RMB            USD
BALANCE AT JANUARY 1, 2001                        10,497             394          24,569           2,974
                                                                              ----------      ----------
Comprehensive income:
Net income                                        31,344              --          31,344           3,792
Other comprehensive loss
   Net unrealizable loss on marketable
        securities                                    --            (771)           (771)            (94)
                                                                              ----------      ----------

Total comprehensive income                                                        30,573           3,698
                                                                              ----------      ----------

Transfer to dedicated reserves                    (6,853)             --              --              --
                                              ----------      ----------      ----------      ----------

BALANCE AT DECEMBER 31, 2001                      34,988            (377)         55,142           6,672
Comprehensive income:
Net income                                        41,619              --          41,619           5,036
Other comprehensive loss
   Net unrealizable loss on marketable
        securities                                    --            (313)           (313)            (38)
                                                                              ----------      ----------

Total comprehensive income                                                        41,306           4,998
                                                                              ----------      ----------

Transfer to dedicated reserves                    (6,776)             --              --              --
                                              ----------      ----------      ----------      ----------

BALANCE AT DECEMBER 31, 2002                      69,831            (690)         96,448          11,670
                                                                              ----------      ----------
Comprehensive income:
Net income                                         9,770              --           9,770           1,182
Other comprehensive loss
   Realization of loss on disposal of
      marketable securities                           --             690             690              84
                                                                              ----------      ----------

Total comprehensive loss                                                          10,460           1,266
                                                                              ----------      ----------

Transfer to dedicated reserves                    (7,413)             --              --              --
Acquisition of net liabilities of  IDUL
  (Note 4)                                            --              --            (133)            (16)
Issuance of stock for acquisition of
  minority interest in subsidiary                     --              --          22,072           2,670
Issuance of stock to employee under
  Equity Incentive Plan 2003                          --              --              --              --
Issuance of stock to non-employee under
  Equity Incentive Plan 2003                          --              --          13,686           1,653
Issuance of stock & stock option under
  principal stockholder plan                          --              --           9,276           1,122
Amortization of deferred stock
  compensation                                        --              --           9,916           1,198
                                              ----------      ----------      ----------      ----------
BALANCE AT DECEMBER 31, 2003                      72,188              --         161,725          19,563
                                              ==========      ==========      ==========      ==========

The accompanying notes are an integral part of these consolidated financial statements.

INDUSTRIES INTERNATIONAL, INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(amount in thousands)

                                                                                YEARS ENDED DECEMBER 31,
                                                                 ---------------------------------------------------
                                                                    2003         2003          2002          2001
                                                                     USD          RMB           RMB           RMB
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME                                                          1,182         9,770        41,619        31,344
Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization                                    1,880        15,551        23,528        12,452
   Minority interest in net income of
      consolidated subsidiaries                                     3,314        27,397        24,884        23,889
   Non-cash compensation costs                                      3,979        32,879            --            --
   Provision for doubtful accounts                                    213         1,767           924            --
   Net loss on sales, disposal or impairment
      of long-lived assets and marketable
      securities, net                                                 128         1,057         2,686         4,531
Changes in assets and liabilities, net
  of effects from acquisitions:
   Accounts receivable, net                                        (2,605)      (21,536)       (9,729)        2,590
   Inventories, net                                                 1,386        11,456        18,631        24,185
   Due from related parties                                          (130)       (1,078)        3,438        54,572
   Due from directors and employees                                    22           188         4,123        (2,608)
   Prepaid expenses and other current assets                        1,827        15,104       (12,042)        1,453
   Accounts payable - Trade                                           577         4,772        (4,831)      (18,173)
   Due to principal stockholder                                      (205)       (1,700)           --        (1,305)
   Due to related parties                                            (163)       (1,354)       (7,278)      (72,213)
   Tax payable                                                       (454)       (3,759)        3,361        (5,369)
   Accrued expenses and other accrued liabilities                    (446)       (3,690)       (1,375)        4,558
                                                                 --------      --------      --------      --------

   NET CASH PROVIDED BY OPERATING ACTIVITIES                       10,505        86,824        87,939        59,906
                                                                 --------      --------      --------      --------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
   Acquisition of subsidiaries, net of cash                            --            --            --        41,035
   Acquisition of marketable securities                                --            --            --          (954)
   Acquisition of guaranteed investment contract                       --            --       (10,000)           --
   Purchase of property, plant and equipment                         (830)       (6,863)      (14,768)      (85,134)
   Proceeds on disposal of marketable securities                    1,541        12,737            --            --
   Proceeds on disposal of property, plant and equipment            8,877        73,364            81            --

                                                                 --------      --------      --------      --------

   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              9,588        79,238       (24,687)      (45,053)
                                                                 --------      --------      --------      --------

CASH FLOWS USED IN FINANCING ACTIVITIES
   Borrowings of short-term debt                                   11,799        97,511        24,620        45,182
   Repayments of short-term debt                                  (17,064)     (141,025)     (101,787)           --
   Borrowings of long-term debt                                     2,420        20,000            --            --
                                                                 --------      --------      --------      --------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                    (2,845)      (23,514)      (77,167)       45,182
                                                                 --------      --------      --------      --------

NET INCREASE (DECREASE)  IN CASH AND CASH EQUIVALENTS              17,248       142,548       (13,915)       60,035
CASH AND CASH EQUIVALENTS, BEGINNING OF FISCAL YEAR                15,359       127,019       140,934        80,899
                                                                 --------      --------      --------      --------

CASH AND CASH EQUIVALENTS, END OF FISCAL YEAR                      32,607       269,567       127,019       140,934
                                                                 ========      ========      ========      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the fiscal year for:
   Income tax                                                         374         3,093         8,927         3,375
   Interest                                                         1,023         8,459        13,143        15,357
                                                                 ========      ========      ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

INDUSTRIES INTERNATIONAL, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amount in thousands, except share data)

1. DESCRIPTION OF BUSINESS

Industrial International, Inc., ("IDUL"), a Nevada corporation, incorporated under the laws of the state of Nevada on January 11, 1991. IDUL was accepted for quotation on the OTC Bulletin Board on December 7, 2001 and organized originally for the purpose of proposing, planning and developing a golf course in either Moapa area or Overton Valley area in Nevada.

As described in Note 2 below, prior to the reorganization with Broad Faith Limited ("BFL"), a company incorporated under the International Business Companies Act of the British Virgin Islands on February 10, 2003, IDUL was a development stage company, which, other than a proposed golf course project in Nevada, has had no operations. After recapitalization, IDUL exited the development stage in the quarter ended March 31, 2003.

IDUL and its subsidiaries (collectively referred to as the "Company") are principally engaged in the development, production and distribution throughout China of communications terminal products, mainly corded and cordless telephones which are sold under the trademark, Wondial (TM) through a 69.5296% owned affiliate, Shenzhen Wonderland Communication Science & Technology Company Limited ("Wondial") and battery testing equipment and battery products through a 72.84% owned affiliate, Wuhan Lixing Power Sources Company Limited ("WLPS").

2. BASIS OF PRESENTATION AND REORGANIZATION

a) Recapitalization

Effective February 10, 2003, pursuant to an Amended and Restated Agreement and Plan of Share Exchange, IDUL merged with an operating entity, BFL, resulting in the stockholders and management of BFL having actual and effective control of IDUL.

For accounting purposes, the transaction has been treated as a recapitalization of BFL with IDUL being the legal survivor and BFL being the accounting survivor and the operating entity. These transactions are considered as capital transactions in substance rather than business combinations. That is, the historical financial statements prior to February 10, 2003 are those of BFL, even though they were labeled as those of IDUL.

The recapitalization transaction was effected by an exchange of stock under which the sole stockholder of BFL, Mr. Tsui Kit, had exchanged all of the outstanding shares (2 shares) of BFL for 14,065,972 new shares of IDUL.

In the recapitalization, historical stockholders' equity of the accounting acquirer, BFL, prior to the merger was retroactively restated for the equivalent number of shares received (14,065,972 shares) in the merger with an offset to additional paid-in capital. Retained earnings of the accounting survivor, BFL, is carried forward after the recapitalization. Operations prior to the recapitalization are those of the accounting survivor, BFL. Earnings per share for periods prior to the recapitalization are restated to reflect the equivalent number of shares. Upon completion of the transaction, the financial statements become those of the operating company, with adjustments to reflect the changes in equity structure and receipt of the assets/liabilities of the public shell, IDUL. Following the recapitalization, IDUL held 100% of the issued and outstanding shares of BFL and Mr. Tsui Kit (and/or his designees) became the principal stockholder of IDUL.

INDUSTRIES INTERNATIONAL, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amount in thousands, except share data)

2. BASIS OF PRESENTATION AND REORGANIZATION (CONTINUED)

b) Merger under common control

On May 14, 2003, IDUL acquired all issued and outstanding shares of Li Sun Power International Limited ("LPI"), a company incorporated in the British Virgin Islands on September 19, 2000, from Mr. Tsui Kit, who is the majority stockholder of IDUL as well as the Chief Executive Officer and a director of IDUL. By acquiring the capital stock of LPI, IDUL becomes the beneficial owner of LPI's approximately 72.84% interest in WLPS, a leading lithium and lithium-ion battery manufacturer in PRC. The acquisition of LPI is intended to enhance the Company's consolidated competitive position in both telephone and battery markets in PRC. The consideration for the merger was 3,941,358 restricted shares of common stock of IDUL and obligation of USD7,662, which shall be in the form of a promissory note payable in cash or common stock of IDUL at the discretion of IDUL.

Since IDUL acquired shares in LPI from its controlling stockholder, Mr. Tsui Kit, the transaction was considered a transfer among companies under common control. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combination" (Appendix D), the method of accounting for such transfer of equity interests was similar to pooling of interest method and the acquisition is reflected as if it had occurred at the beginning of the earliest period presented.

The entire 3,941,358 restricted shares of common stock of IDUL was considered outstanding from the beginning of the period and recorded at the carrying amount of the net assets of LPI, without regard to the fair value of the stock. The obligation of USD7,662 to Mr. Tsui Kit was recorded as due to a principal stockholder of the Company as of the beginning of the earliest period presented. See "Recent issued accounting pronouncements" within Note 3 below for the adoption of SFAS No. 150.

INDUSTRIES INTERNATIONAL, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amount in thousands, except share data)

2. BASIS OF PRESENTATION AND REORGANIZATION (CONTINUED)

c) Business combination

The following combination occurred during the fiscal year 2003:

Purchase acquisition

On June 10, 2003, IDUL's ownership in Wondial increased from 65.2924% to 69.5296%, as a result of IDUL acquiring 4,000,000 outstanding shares of Wondial's common stock from a third party. IDUL issued 665,860 restricted shares of common stock of IDUL, for a value of USD2,670, which was based on closing market price of USD 4 on March 28, 2003 and recorded a premium in excess of fair value of net assets of Wondial of Rmb 13,965. The changes in the carrying amount of goodwill as of December 31, 2003 are as follows:

                                   COMMUNICATION    BATTERY AND
                                        TERMINAL        RELATED
                                        PRODUCTS        PRODUCTS                  TOTAL
                                             RMB             RMB            RMB            USD
Balance as of January 1, 2003                   --            591            591             72
Goodwill acquired during the period         13,965             --         13,965          1,689
                                            ------         ------         ------         ------

Balance as of December 31, 2003             13,965            591         14,556          1,761
                                            ======         ======         ======         ======

In accordance with SFAS No. 142, goodwill is required to be tested for impairment at the reporting unit, which is defined as a company's operating segment or one level below the operating segment. For the purposes of applying SFAS No. 142, the Company has assigned the goodwill to Wondial as a whole, which comprises of only one reporting segment of communication terminal products, and tested for impairment using two-step process.

The first step is to identify a potential impairment, and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of a reporting unit exceeds its estimated fair value. The estimates of future cash flows, based on reasonable and supportable assumptions and projections, require management's judgment. Any changes in key assumptions about the Company's businesses and their prospects, or changes in market conditions, could result in an impairment change. No impairment loss was recognized as of December 31, 2003.

The additional interests of 4.2372% Wondial, as described above, is held by a wholly-owned affiliate of IDUL, Sunbest Industrial Limited ("SIL"), a limited liability company incorporated in the British Virgin Islands on February 3, 2003. SIL has authorized and outstanding common stock of 50,000 shares and 1 share of United States one dollar par value each respectively. The outstanding common stock was issued to IDUL on March 10, 2003. SIL has had no operation since its incorporation up to June 10, 2003 and is used as an investment holding company of the 4.2372% interest in Wondial.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING PRINCIPLES

The consolidated financial statements and accompanying notes are presented in Renminbi and prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of IDUL and its subsidiaries in which IDUL has a controlling financial interest. See "Basis of financial statements presentation and reorganization" within Note 2 above for more information on the basis of presentation of the consolidated financial statements.

All significant intercompany accounts and transactions have been eliminated upon combination.

REVENUE RECOGNITION

Net sales represent the invoiced value of goods, net of value-added tax ("VAT"), returns and sales incentive. Wondial makes sales to distributors in first-tier distribution channels. These distributors then arrange to sell products to second-tier distribution channels or directly to consumer. These first-tier distributors are generally given privileges to good credit terms but at the same time they are responsible for marketing and repairing the products. The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, fee is fixed or determinable, and collectibility is probable. The Company adopts a policy of including handling costs incurred for finished goods, which are not significant, in the sales and marketing expenses. The handling costs for the fiscal years ended December 31, 2003, 2002 and 2001 were Rmb 703, Rmb1,431 and Rmb977, respectively. The Company accrues for warranty costs, sales returns and other allowances based on its experience.

During 2003 and 2002, Wondial offers a customer ("distributor") a rebate ("sales incentive") of a specified amount of cash consideration that is redeemable only if the customer completes a specified cumulative level of purchases. The Company recognizes the cost of the offer in a systematic and rational manner over the period in which the underlying revenue transactions that qualify the distributor for the sales incentive take place. According to EITF Issue No.01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)", such sales incentive is treated as a reduction of revenue.

RESEARCH AND DEVELOPMENT

All cost of research and development activities are expensed as incurred.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING AND PROMOTION COSTS

Advertising and promotion costs are expensed when the advertisement or commercial appears in the selected media. Advertising and promotion expenses for the fiscal years ended December 31, 2003, 2002 and 2001 were Rmb 7,663, Rmb 6,710 and Rmb 15,445, respectively and are included in sales and marketing expense in the consolidated statements of operations.

INCOME TAXES

Provision for income and other related taxes has been provided in accordance with the tax rates and laws in effect in PRC.

The Company did not carry on any business and did not maintain any branch office in the United States of America. No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings and / or losses of the Company has been provided as the earnings of the Company, in the opinion of the management, will be reinvested indefinitely.

Income tax expense is computed based on pre-tax income included in the consolidated statement of operation. Income taxes have been provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the consolidated financial statements.

CASH EQUIVALENTS

Cash equivalents include all highly liquid investments, generally with original maturities of three months or less that are readily convertible to known amount of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.

MARKETABLE SECURITIES

Marketable securities designated as available-for-sale, whose fair values are readily determinable, are carried at fair value with unrealized gains or losses included are a component of accumulated other comprehensive income. Equity securities classified as trading securities as carried at fair value with unrealized gains or losses included in income. Realized gains and losses are determined on the average cost method and reflected in income.

INVENTORIES

All inventories are stated at the lower of weighted average cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overheads.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at original cost less accumulated depreciation and amortization.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

Depreciation is provided to write off the cost of property, plant and equipment using straight-line method at rates based on their estimated useful lives of assets from the date on which they become fully operational and after taking into account their estimated residual values.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

OPERATING LEASES

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on the straight-line basis over the lease terms.

EARNINGS PER SHARE

The basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common stocks outstanding during each period as restated as a result of the recapitalization, merger under common control and one-for-four reverse split, as described in Notes 2 and 11 respectively. The computation of diluted earnings per share is same to the computation of basic earnings per share except that the weighted-average number of shares outstanding is adjusted to include estimates of additional shares that would be issued if potentially dilutive common stocks had been issued. In addition, income available to common stockholders is adjusted to include any changes in income or loss that would result from the assumed issuance of the dilutive common stocks. There were no dilutive securities outstanding during any of the years.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

The Company considers Renminbi as its functional currency as a substantial portion of the Company's business activities are based in Renminbi.

Transactions in currencies other than functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than functional currency are translated into functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are dealt with in the consolidated statement of operation.

For the convenience of the readers of these consolidated financial statements, translation of amounts from Renminbi (Rmb) into United States dollars (USD) has been made at the exchange rate of USD 1.00 = RMB8.287. No representation is made that the Renminbi amounts could have been or could be converted into the United States dollars at the rates or at any other rates on December 31, 2003.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Company recognizes allowance for doubtful accounts to ensure trade and other receivables are not overstated due to uncollectible. The Company's estimate is based on a variety of factors, including historical collection experience, existing economic conditions and a review of the current status of the receivable. Interest income and late fees on impaired receivables are recognized only when payments are received. Accounts receivable are presented net of an allowance for doubtful accounts of Rmb 14,487 and Rmb 12,720 as of December 31, 2003 and 2002 respectively.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in APB 25 whereby the options are granted at market price, and therefore no compensation costs are recognized. Compensation cost for stock-based compensation is measured as the excess, if any, of the market price of its common stock at the date of grant over an amount that must be paid to acquire the stock. Deferred compensation cost on restricted stock awards is shown as a reduction to stockholder's equity and recognized over the requisite vesting periods.

The Company accounts for non-employee stock-based compensation in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation" and EITF 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The stock-based awards are measured on the earlier of (1) the performance commitment date or (2) the date the services required under the arrangement have been completed and recognized on the cliff vesting basis.

Restricted stocks are nontransferable and subject to forfeiture for periods prescribed by the Company. The employee's right to the full enjoyment of the stock is conditioned on future performance of services or on continued employment. When restricted stock is forfeited (the employee terminates prior to the lapsing of restrictions), compensation cost previously recognized is reversed and any unrecognized compensation is charged back to additional paid-in capital.

SFAS No.123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. The Company has elected to retain its current method of accounting as described above and has adopted the disclosure requirements of SFAS No.123 as follows.

                                                                      YEAR ENDED DECEMBER 31,
                                                              2003        2003         2002       2001
                                                               USD         RMB          RMB        RMB
Net income:
   As reported                                               1,182       9,770       41,619     31,344
   Total stock-based compensation expense                      (45)       (372)           -          -
                                                        -----------  ----------   ---------  ----------

   Pro forma                                                 1,137       9,398       41,619     31,344
                                                        ===========  ==========   =========  ==========

Basic net income per share
   As reported                                                0.05        0.45         2.31       1.74
                                                        ===========  ==========   =========  ==========

   Pro forma                                                  0.05        0.43         2.31       1.74
                                                        ===========  ==========   =========  ==========

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RELATED PARTIES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

As described in Note 2(b), the consideration for the acquisition of LPI includes an amount of USD 7,662, which shall be settled either in the form of promissory note payable in cash or common stock of IDUL at the discretion of IDUL and this obligation to Mr. Tsui Kit was recorded as due to a principal stockholder of IDUL. On the adoption of SFAS No. 150, the carrying amount of such consideration was measured at their fair values.

4. EARNINGS PER SHARE

Basic earnings per share is computed based upon the weighted average number of shares of common stock outstanding during each period as restated as a result of the recapitalization, merger under common control and one-for-four reverse split, as described in Notes 2 and 11.

The 14,065,972 and 3,941,358 shares, in connection with the recapitalization and merger under common control were included in the computation of earnings per share as if outstanding at the beginning of each period presented and 1,249,215 shares, being the outstanding stock of IDUL as of February 10, 2003, were treated as issued on February 10, 2003 for the historical net monetary liability of IDUL before recapitalization, Rmb 133.

Diluted earnings per share is computed based upon the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the periods presented. The diluted earnings per share computations also include the dilutive impact of options to purchase common stock which were outstanding during the period calculated by the "treasury stock" method. The performance-based unvested stock which is contingent upon satisfying conditions are not included in the computation of diluted earnings per share until all conditions for issuance are met.

As described in Note 15(1)(a), options to purchase 425,000 shares of common stock of IDUL was not included in the computation of diluted earnings per share becacuse the options' exercise prices were greater than the average market price of the common shares and, therefore, the effect of employee stock options is anti-dilutive as to earnings per share. IDUL had no common equivalent shares with a dilutive effect for any period presented, therefore basic and diluted earnings per share are the same.

5. OPERATING RISKS

(A) COUNTRY RISKS

The Company may be exposed to the risks as a result of its sales operation being related in PRC. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Company's results may be adversely affected by change in the political and social conditions in PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company's management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

(B) CASH AND TIME DEPOSITS

The Company maintains its cash balances and investments in time deposits with various banks and financial institutions located in PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for all outstanding loans of the Company.

6. MARKETABLE SECURITIES

The aggregate cost, gross unrealized losses and fair value pertaining to available-for-sales securities are as follows:

AS OF DECEMBER 31,

                                    2003          2003           2002
                                     USD           RMB            RMB

Cost                                   -             -         12,971
Gross unrealized losses                -             -           (368)
                              -----------    ----------    -----------

Fair value                             -             -         12,603
                              ===========    ==========    ===========

During the fiscal year 2003, all marketable securities were sold for proceeds of Rmb12,737 and resulted in an insignificant realized gain. The realized and unrealized loss of Rmb690 and Rmb313 was recorded for the years ended December 31, 2003 and 2002 respectively. Net unrealized loss reported as a separate component of accumulated other comprehensive income
(loss) was Rmb313 at of December 31, 2002.

7. INVENTORIES

Inventories comprise the following:

AS OF DECEMBER 31,

                                 2003           2003          2002
                                  USD            RMB           RMB

Raw materials                     891          7,362        24,806
Work-in-progress                  634          5,243         5,838
Finished goods                  1,539         12,725         6,142
                           -----------    -----------     ---------

                                3,064         25,330        36,786
                           ===========    ===========     =========

8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is summarized as follows:

                                Estimated useful
                                 life (in years)                 AS OF DECEMBER 31,
                                                    ------------------------------------------
                                                          2003            2003           2002
                                                           USD             RMB            RMB
Buildings                              35                5,613          46,396         45,438
Moulds                                3 - 5              1,802          14,908         18,913
Plant and machinery                  5 - 10              5,949          49,167         62,246
Electronic equipment                    5                1,633          13,492         13,510
Motor vehicles                        5 - 8                935           7,728          7,623
                                                    -----------     -----------    -----------
                                                        15,932         131,691        147,730

Accumulated depreciation                                (6,796)        (56,163)       (54,693)
                                                    -----------     -----------    -----------
                                                         9,136          75,528         93,037
                                                    ===========     ===========    ===========

9. BANKING FACILITIES

The Company had various lines of credit under banking facilities as follows:

AS OF DECEMBER 31,

                                   2003              2003            2002
                                    USD               RMB             RMB
FACILITIES GRANTED
Committed credit lines           14,210           117,511         152,025
                            =============    =============    ============
UTILIZED
Committed credit lines           14,210           117,511         141,025
                            =============    =============    ============
UNUTILIZED FACILITIES
Committed credit lines                -                 -          11,000
                            =============    =============    ============

There are no significant commitment fees or requirements for compensating balances associated with any lines of credit.

Under the banking facilities arrangements, the Company's banking facilities amounted to Rmb 15,000 as of December 31, 2003 and 2002 were collateralized by guarantees of a Shenzhen city government sponsored corporation, namely Shenzhen Hi-Tech Investment Company Limited ("SHTI", which assists hi-tech companies in Shenzhen to obtain working capital). Each year, Wondial has to report their financial positions for the year to SHTI which will assess the extent of assistance to Wondial.

As of December 31, 2003 and 2002, the short-term loans of Rmb 6,000 and Rmb 29,000 were collateralized by corporate guarantees provided by a company controlled by Mr. Tsui Kit and pledge of the Company's property at a carrying value of Rmb 27,541 respectively. Details of guarantees with related party were disclosed in Note 17 below.

10. DEBTS

a) Debts maturing within one year

Debts maturing within one year represented mainly short-term bank loans and were summarized as follows:

                                WEIGHTED-AVERAGE    OUTSTANDING DEBTS MATURING
                                 INTEREST RATES          WITHIN ONE YEAR
                              ------------------    -----------------------------
                                          %             USD                 RMB
As of December 31,
    2003                               5.80          11,790              97,511
    2002                               6.92          17,053             141,025

10. DEBTS (CONTINUED)

b) Long-term liabilities

Long-term debts consisted primarily of bank loans and were summarized as follows

                           INTEREST RATE          MATURITY      OUTSTANDING LOAN AMOUNTS
                           --------------    --------------     --------------------------
                                       %                              USD             RMB
As of December 31,
    2003                            5.49       2003 - 2005          2,419          20,000
    2002                               -                                -               -

The interests on amounts borrowed under the various loan agreements are at market rates.

11. COMMON STOCK

As of December 31, 2002, the authorized capital of IDUL is USD200 divided into 5,000,000 shares of common stock, par value US dollar 0.04 par value, with one vote for each share.

As described in Notes 2(a) and 4 above, on February 10, 2003, 1,249,215 shares, represented by the outstanding shares of IDUL before recapitalization, were issued and offset against the additional paid-in capital, for the historical book value of net monetary liability of IDUL before recapitalization, Rmb 133.

On April 10, 2003, IDUL amended and restated its Articles of Incorporation to authorize 125,000,000 shares of common stock and 2,500,000 shares of preferred stock.

On May 12, 2003, the board of directors of IDUL approved and declared a one-for-four reverse split of IDUL's common stock, thereby decreasing the number of issued and outstanding shares and increasing the par value of each share. The number of common shares and per-share amounts shown in these financial statements have been retroactively restated to reflect the reverse split. The reverse stock split become effective on June 2, 2003.

On May 14, 2003, 3,941,358 restricted shares of common stock of IDUL, at par value, were issued for the acquisition of 100% interest in LPI and was considered outstanding from the beginning of the period as described in Note 2(b) above.

During the fiscal year 2003, the total number of shares issued, under Equity Incentive Plan 2003 ("EI Plan") was 7,538,885, par value US dollar
0.04 per share, for a value of Rmb 183,258. These shares are granted to the Company's employees (2,525,000 shares) for a value of Rmb 69,429 at the date of the grant and external consultants (5,013,385 shares) for a value of Rmb 113,829 measured at their then-current fair value as of the financial reporting dates and fair value of services. See Note 15 below for deferred compensation cost under EI Plan.

11. COMMON STOCK (CONTINUED)

As described in Note 3 above, on June 10, 2003, IDUL issued 665,860 restricted shares of common stock of IDUL, for a value of USD2,670, to acquire an additional 4.2372% interest in an affiliate, Wondial.

As described in Note 15 below, during the fiscal year 2003, the principal stockholder of IDUL, Mr. Tsui Kit, established a stock plan ("PS Plan") to grant restricted stock awards of 1,281,519 shares, which was issued to him for recapitalizaton and acquisition of LPI, to employee (1,057,666 shares), for a value of Rmb 43,824 and his business associates (223,853 shares), which are suppliers and customers of the Company, for a value of Rmb 9,276 at the date of the grant.

12. DISTRIBUTION OF INCOME

The Company's income is substantially contributed by two majority-owned subsidiaries, Wondial and WLPS, limited companies incorporated in PRC. Income of Wondial and WLPS is distributable to their stockholders after transfer to dedicated reserves as required under relevant PRC rules and regulations and their articles of association.

Dedicated reserves include statutory surplus reserve and statutory public welfare fund. In accordance with the relevant PRC Companies Law and rules and regulations, Wondial and WLPS, are required to transfer amounts equal to 10% and 5% of its income after taxation to the statutory surplus reserve and statutory public welfare fund respectively.

The statutory surplus reserve can only be utilized to offset prior years' losses or for capitalization as paid-in capital, whereas the statutory public welfare fund shall be utilized for collective staff welfare benefits such as building of staff quarters or housing. No distribution of the remaining reserves shall be made other than on liquidation of Wondial and WLPS.

13. PENSION COSTS

As stipulated by PRC regulations, the Company maintains a defined contribution retirement plan for all of its employees who are residents of PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributed to a state sponsored retirement plan approximately 9% of the basic salary of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to all employees.

The pension expense for the years ended December 31, 2003, 2002 and 2001 was Rmb 760, Rmb 739 and Rmb 311, respectively.

14. TAXATION

The Company are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which they operate.

As of December 31, 2003 and 2002, IDUL had a net operating loss carry-forward for income tax reporting purposes of approximately USD 475 that might be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, following the recapitalization as mentioned before, the amount available to offset future taxable income might be limited. No tax benefit has been reported in the financial statements, because the Company believes there is more likely than not the carry-forwards will be limited. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

No provision for withholding or United States federal or state income taxes or tax benefits on the undistributed earnings and/or losses of the Company's subsidiaries has been provided as the earnings of these subsidiaries, in the opinion of the management, will be reinvested indefinitely. Determination of the amount of unrecognized deferred taxes on these earnings is not practical, however, unrecognized foreign tax credits would be available to reduce a portion of the tax liability. Among the Company's subsidiaries, BFL, SIL and LPI, are not liable for income taxes. The tax holidays of the Company are comprised of the following:

a) Income taxes

The PRC operating subsidiaries are subject to income taxes at a rate of 15% and the sino-foreign equity joint ventures and Wondial are entitled to be exempted from income tax for two years starting from the year profits are first made, followed by a 50% exemption for the next three to eight years. If the tax holiday of the income tax had not existed, the Company's income tax expenses would have been increased by approximately Rmb 8,334, Rmb 7,341 and Rmb 4,162 for the years ended December 31, 2003, 2002 and 2001 respectively. Basic earnings per common stock share would have been decreased by approximately Rmb 0.39, Rmb 0.41 and Rmb 0.23 for the fiscal year ended December 31, 2003, 2002 and 2001 respectively.

b) VAT

Sales made in PRC are subject to PRC value-added tax at a rate of 17% ("output VAT"). Such output VAT is payable after offsetting VAT paid by the Company on purchases ("input VAT"). Before the fiscal year 2003, under the preferential policy in Shenzhen, any products produced and sold within the Shenzhen is exempted from VAT. Upon verification by Shenzhen National Tax Bureau on an annual basis, the sales proportion exempt from VAT under such preferential policy for 2002 and 2001 was 36% and 56%. Such preferential policy was abolished in 2003. If such tax holiday had not existed, the Company would have an additional VAT payable of approximately Rmb 13,916 and Rmb 16,971 for the years ended December 31, 2002 and 2001, respectively. Basic and diluted earnings per common stock would have been decreased by approximately Rmb 0.77 and Rmb 0.94 for the years ended December 31, 2002 and 2001, respectively.

14. TAXATION (CONTINUED)

Income tax expense is comprised of the following

YEARS ENDED DECEMBER 31,

                             2003        2003        2002        2001
                              USD         RMB         RMB         RMB

Current tax                 1,008       8,334       7,341       4,162
                         =========    ========    ========    ========

The reconciliation of PRC statutory income to the effective income tax rate based on income stated in the statements of operations is as follows:

                                                    YEARS ENDED DECEMBER 31,
                                           ------------------------------------------
                                               2003            2002           2001
                                                  %               %              %
Statutory rate                                  15.0            15.0           15.0
Effect of tax holiday                           (9.4)           (5.4)          (7.3)
Non-taxable activities                           -              (0.6)          (0.9)
Non-deductible activities                       10.7             2.1            0.2
Under (over) provision in prior years            -              (1.9)           -
Loss with no tax benefits                        1.8             1.0            0.8
Others                                           0.2            (0.3)          (0.8)
                                           -----------     -----------    -----------

Effective tax rate                              18.3             9.9            7.0
                                           ===========     ===========    ===========

Taxation payable is comprised of the following:

AS OF DECEMBER 31,

                                       2003         2003          2002
                                        USD          RMB           RMB

PRC value-added tax                     375        3,102         8,414
PRC income tax                          586        4,843         3,300
PRC other taxes                           6           53            43
                                   ---------    ---------    ----------

                                        967        7,998        11,757
                                   =========    =========    ==========

15. STOCK-BASED COMPENSATION

During the fiscal year 2003, IDUL has granted various stock options and stock-based awards under (1) EI Plan and (2) PS Plan which are described below.

(1) EI Plan

EI Plan was approved by IDUL's board of directors and stockholders on February 28, 2003 and April 7, 2003 respectively. EI Plan is intended to provide incentives to attract, retain and motivate both eligible employees and directors of the Company, as well as consultants, advisors and independent contractors who provide valuable services to the Company (any such person hereinafter called a "Participant").

The EI Plan will be administered by the board or by a committee of the board. Within certain limits, the administrator of the EI Plan, whether the board or a committee thereof, will be authorized to select eligible Participants to receive awards under the EI Plan, determine the number of shares included in such awards, determine the form, term, vesting, exercisability, and required payment, if any, of such awards, and to make any other determinations necessary or useful for the administration of the EI Plan. The administrator of the EI Plan may issue options with an exercise price equal to or above 85% of the market price of our common stock at the date of issuance, except that (i) Incentive Stock Options must have an exercise price equal to or above the market price as of the date of issuance, and (ii) options issued to Participants who beneficially own at least 10% of IDUL's issued and outstanding common stock must have an exercise price equal to or above 110% of the market price on the date of issuance. The administrator of the EI Plan may set any period of time, up to ten years, for the expiration of options, except that options issued to Participants who beneficially own at least 10% of our issued and outstanding common stock must expire within five years from the date of issuance. Options granted under the EI Plan can only be exercised by delivery to the administrator of an exercise agreement in a form approved by the administrator.

Initially, 3,750,000 shares of IDUL's common stock are reserved for issuance under EI Plan. On October 2, 2003, a further 5,000,000 shares of IDUL are reserved under EI Plan. Under EI Plan, awards may consist of grants of options to purchase IDUL's common stock (either Incentive Stock Options (for eligible persons) or Non-Qualified Stock Options, as each is defined in the Internal Revenue Code), grants of restricted common stock, or grants of unrestricted common stock.

a) Stock options

Stock options under EI Plan have been granted to officers, other employees and directors to purchase shares of common stock at or above 85% of the market price of IDUL's common stock at the date of issuance. Generally, these options, whether granted from the current plans, become exercisable over staggered periods, but expire after 10 years from the date of the grant. On May 13, 2003, 425,000 and 125,000 unrestricted stock options were issued to directors of the Company and a non-employee respectively.

15. STOCK-BASED COMPENSATION (CONTINUED)

(1) EI Plan (Continued)

a) Stock options (Continued)

As described above, the Company adopted the disclosure requirements of SFAS No. 123, but elected to continue to measure compensation expense in relation to options granted to employees in accordance with APB No. 25. Accordingly, no compensation expense is recorded for the 425,000 stock options granted to employees because the exercise price of IDUL's stock options is equal to or greater than the market price of the underlying stock on the date of grant. Had compensation expense been determined based on the estimated fair value of options granted in the second quarter of fiscal 2003, consistent with the methodology in SFAS No. 123, net income and earnings per share would have been reduced. See "Stock-based compensation" within Note 3 above for the disclosure under SFAS No. 123.

The options granted had a weighted average "fair value" per share on date of grant of USD4.16. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods, i.e., 5 years as prescribed under EI Plan. The fair value of the option grant is estimated on the date of the grant using the Black-Scholes option pricing model, assuming no dividends and the following weighted average assumptions used for grants in the fiscal year 2003:

Risk-free interest rate                                    4.61%
Expected volatility                                       99.14%
Contractual life                                        10 years

On May 13, 2003, 125,000 stock options were granted to a non-employee for her five years of service from July 1, 2003. Consistent with the methodology in SFAS No. 123 and according to EITF D-90 "Grantor Balance Sheet Presentation of Unvested, Forfeiture Equity Instruments Granted to a Nonemployee", those unvested and forfeitable equity instruments was treated as unissued for accounting purposes until the future services are received. In the third quarter of fiscal year 2003, the non-employee failed to fulfill an obligation under the service agreement and the option will be cancelled.

15. STOCK-BASED COMPENSATION (CONTINUED)

(1) EI Plan (Continued)

a) Stock options (Continued)

Information concerning options issued under EI Plan of the Company in the fiscal year 2003 is presented in the following table:

                                                                         Number of        Weighted Average
                                                                           Options         Exercise Price
                                                                      --------------     ---------------------
Outstanding at beginning of period:                                                -             -
- Stock option granted on May 13, 2003                                       550,000            5.6
- Stock option granted on June 24, 2003 (Note 15(1)(b)(ii))                  712,500            6.0
Exercised                                                                          -             -
Cancelled (Note 15(1)(b)(ii)) and                                                                -
    will be cancelled (Note 15(1)(a))                                       (837,500)
                                                                      --------------

Outstanding at end of period                                                 425,000
                                                                      ==============

b) Stock awards

During the fiscal year 2003, under EI Plan, the Company has granted stock awards to employees and various external consultants and advisors of the Company.

i) Stock awards to employees

The Company applies the provisions of APB No. 25, in accounting for its stock awards. 732,500 and 1,793,000 restricted and unrestricted stock awards respectively, issued at a market value of Rmb 69,429, were granted to employees with total vesting periods of up to five years as prescribed in EI Plan. Recipients are not required to provide consideration for these stock awards to the Company other than rendering service. The awards are recorded at their intrinsic value on the date of grant. Initially, the fair value of the shares is treated as deferred compensation (Rmb69,429) and is charged to expense over the respective vesting period. As described in Note 16, the Company has changed its business strategy, in the last quarter of the fiscal year 2003, employees related to manufacturing operation of Wondial forfeited their stock restricted awards (67,500 shares) due to termination of employment. The deferred compensation cost and previously recognized compensation expenses of Rmb 2,454 and Rmb 343 respectively were not reversed in the fiscal year 2003 as these stocks will be returned to the Company and cancelled subsequent to the balance sheet date.

15. STOCK-BASED COMPENSATION (CONTINUED)

(1) EI Plan (Continued)

b) Stock awards (Continued)

ii) Stock awards to external consultants and advisors

According to SFAS No. 123, all equity instruments transferred to non-employees in exchange for goods and services are measured at fair value. Fair value can be measured based on either the fair value of the goods or services received or the fair value of the equity instrument -- whichever is more reliably determinable. As with APB Opinion No. 25, compensation expense is recognized by amortizing total compensation cost over the periods in which the related external consultants and advisors services are rendered.

In consideration of an external consultant's (the "Consultant") past services, the Company agreed to pay USD 600 (Rmb 4,972) and expensed it in the second quarter of fiscal year 2003. Instead of paying the agreed consideration, the services were settled by granting 712,500 shares and 712,500 stock options to the Consultant. On May 21, 2003, 356,250 shares were issued. The remaining 356,250 stocks and 712,500 stock options were subsequently cancelled and compensation expenses previously recognized (USD600) was not reversed.

For other external consultants, during the fiscal year 2003, 30,187 stock awards were granted for their past services for Rmb 781, measured and expensed all at the approximately quoted market price at the date of grant.

During the fiscal year 2003, the Company also issued 4,626,948 stock awards of common stocks for services with a period of one to five years. There were no performance commitment date, as defined in EITF 96-18, prior to the completion of performance, thus, all these stock awards (Rmb 13,686) were measured at their then-current fair value as of December 31, 2003 and were recognized on the cliff vesting basis. Approximately Rmb 7,932 were recognized as expenses for the year ended December 31, 2003.

(2) PS Plan

During the fiscal year 2003, the principal stockholder of the Company, Mr. Tsui Kit, granted stock awards to various parties, including employees and business associates, to enhance or maintain the value of his investment and the Company implicitly benefits from the plan by retention of, and possibly improved performance by, the employee and maintenance of business relationship with various business associates of Mr. Tsui Kit and the Company.

In accordance with the AICPA Accounting Interpretations of APB No. 25, Stock Plans Established by a Principal Stockholder, a company should account for plans, if they have characteristics otherwise established similar to compensatory plans adopted by the company, that are established or financed by a principal stockholder. The economic substance of this type of plan is substantially the same for the company and the employee, whether the plan is adopted by the company or a principal stockholder. This type of plan should be treated as a contribution to capital by the principal stockholder with the offsetting charge accounted for in the same manner as compensatory plans adopted by the company. The fair value of the share-based awards and stock option, as described below, will be the total compensation cost, which will be expensed over the vesting period.

15. STOCK COMPENSATION (CONTINUED)

(2) PS Plan (Continued)

On June 13, 2003, under PS Plan, the principal stockholder had granted stock awards to employees and various related business parties of the principal stockholder.

a) Stock awards

i) Stock awards to employees

Stock awards to employees under PS Plan have been granted to officers, other employees and directors who have been employed with the Company and its subsidiaries at least three years or above and were selected by the president of IDUL. Recipients are not required to provide consideration for the stock awards to the Company but are required to rendering service for three years from the date of grant. In the last quarter of fiscal year 2003, the vesting period was extended from three years to five years.

The Company applies the provisions of APB No. 25, in accounting for its stock awards. In June 2003, 1,057,666 restricted stock awards were granted at a market value of Rmb 53,100 at the date of grant, to employees of the Company. Initially, the total market value of the shares is treated as deferred compensation and is charged to expense over the period of expected services. After the extension of vesting period, the remaining unrecognized original intrinsic value (Rmb39,966) was recognized over the remaining vesting period from the date of modification.

As described in Note 16, the Company has changed its business strategy, in the last quarter of the fiscal year 2003, employees related to manufacturing operation of Wondial forfeited their restricted stock awards (80,250 shares) due to termination of employment. The deferred compensation cost and previously recognized compensation expenses were Rmb2,816 and Rmb509 respectively were not reversed in the fiscal year 2003 as these stocks will be returned to the principal stockholder subsequent to the balance sheet date.

ii) Stock awards to various related business parties of the principal stockholder

Consistent with the methodology in SFAS No. 123 for equity instruments transferred to non-employees, in June 2003, 223,853 stock awards granted to various business associates, which are suppliers and customers of the Company, at a value of Rmb 9,276, measured at the fair value of the share award grant, were expensed in the second quarter of fiscal year 2003. The fair value of the stock awards granted is estimated on the date of the grant using the Black-Scholes option pricing model, assuming no dividends and the weighted average assumptions described in Note 15(a) above.

The value of unearned compensation under EI Plan (Rmb 69,429) and PS Plan (Rmb 43,824) are included as a separate component of stockholders' equity. The total compensation expense recognized for all stock awards was Rmb 32,879 respectively for the fiscal year 2003.

16. REPORT ON SEGMENT INFORMATION

The Company's operations are classified into three reportable business segments: communication terminal products, mainly corded and cordless telephone which are sold under the trademark, Wondial (TM), battery testing equipment and battery products. The Company's three reportable business segments are identified separately based on fundamental differences in their operations. In last quarter of the fiscal year 2003, Wondial outsourced the manufacturing operations to various subcontractors. There are no material intersegment sales. The Company's products are mainly sold to PRC so no geographical segment information is presented.

In 2001, sales to an external customer of the Company's communication terminal products segment totaled approximately Rmb 42,271 (12%) of the Company's consolidated sales. None of the customers constitute more than 10 percent of the Company's total revenue for the fiscal year 2003 and 2002.

16. REPORT ON SEGMENT INFORMATION

Summarized below are the Company's segment information by business segment for the years ended December 31, 2003, 2002 and 2001:

                                                                        YEAR ENDED DECEMBER 31,
                                                                2003        2003         2002        2001
                                                                 USD         RMB          RMB         RMB
SEGMENT REVENUES
Communication terminal products                               37,977     313,870      288,235     277,057
Battery testing equipment                                      7,640      63,198       71,159      51,198
Battery products                                              13,360     110,503       88,296      19,019
                                                          ----------- -----------  ----------- -------------
Segment totals                                                58,977     487,571      447,690     347,274
Rental income                                                    116         960        8,160           -
Other, adjustment and elimination items                            -           -         (515)          -
                                                          ----------- -----------  ----------- -------------

Total consolidated                                            59,093     488,531      455,335     347,274
                                                          =========== ===========  =========== =============

SEGMENT OPERATING EARNINGS (LOSS)
Communication terminal products                                4,750      39,286       35,616      33,161
Battery testing equipment                                      1,108       9,159       17,726      21,279
Battery products                                               3,510      29,034       20,502       4,931
                                                          ----------- -----------  ----------- -------------
Segment totals                                                 9,368      77,479       73,844      59,371
Recognized compensation expenses                              (3,974)    (32,879)           -           -
Other, adjustment and elimination items                          110         901                       24
                                                          ----------- -----------  ----------- -------------

Total consolidated                                             5,504      45,501       73,844      59,395
                                                          =========== ===========  =========== =============

DEPRECIATION AND AMORTIZATION
Communication terminal products                                1,305      10,796       19,081      10,587
Battery testing equipment                                        321       2,650          927         951
Battery products                                                 384       3,176        4,231       1,515
                                                          ----------- -----------  ----------- -------------
Segment totals                                                 2,010      16,622       24,239      13,053
                                                          =========== ===========  =========== =============

INTEREST EXPENSES
Communication terminal products                                  686       5,671       10,072      12,273
Battery testing equipment                                        121         999          118         238
Battery products                                                 216       1,788        3,054       1,875
                                                          ----------- -----------  ----------- -------------
Segment totals                                                 1,023       8,458       13,244      14,386
                                                          =========== ===========  =========== =============

16. REPORT ON SEGMENT INFORMATION (CONTINUED)

                                                           AS OF DECEMBER 31,
                                                         2003        2003         2002
                                                          USD         RMB          RMB
TOTAL ASSETS
Communication terminal products                        35,666     294,902      310,182
Battery testing equipment                              14,944     123,512       83,800
Battery products                                       19,892     164,426      147,443
                                                   ----------- -----------  -----------
Segment totals                                         70,502     582,840      615,605
Other, adjustment and elimination items                   405       3,350      (11,091)
                                                   ----------- -----------  -----------

Total consolidated                                     70,907     586,190      530,334
                                                   =========== ===========  ===========

17. RELATED PARTY TRANSACTIONS

NAME AND RELATIONSHIP OF RELATED PARTIES

NAME                                                   RELATIONSHIP WITH THE COMPANY
----                                                   -----------------------------
Shenzhen Ligaofa Electronic Company Limited            Joint venturer of a PRC affiliate and
    ("SLFE")                                             under control of cousin and mother of Tsui Kit
Wonderland Telecommunication Industrial                Under common control of Tsui Kit
    (Hong Kong) Company Limited ("WTI")
LPI                                                    Under common control of Tsui Kit
WLPS                                                   Under common control of Tsui Kit
    Wuhan Lixing (Torch) Power Sources Company         Under common control of Tsui Kit
    Limited ("WLTPS")
Tsui Kit                                               Principal stockholder and director of IDUL
BTUEG                                                  Stockholder of Wondial
Yu Weijiang                                            Brother-in-law of Tsui Kit
Xu Dong                                                Sister of Tsui Kit
Xu Zhiyong                                             Brother of Tsui Kit
Zhang Ernong                                           General manager of Wondial
EiUUE-D-DEOA(3)IEuOuO-DI (1)<<E3/4                     Minority shareholder of an affiliate of WLPS
        Oi(3)<172>O(cent)                                      Director and shareholder of WLPS
        x<222>?i                                               Director of an affiliate of WTLPS

17. RELATED PARTY TRANSACTIONS (CONTINUED)

SUMMARY OF RELATED PARTY TRANSACTIONS

                                                                            AS OF DECEMBER 31,
                                                                   ------------------------------------
                                                                      2003          2003           2002
                                                                       USD           RMB            RMB
DUE FROM RELATED PARTIES (NOTE (I))
SLFE                                                                  650          5,377          4,769
BTUEG                                                               1,114          9,200          9,200
WTI                                                                    57            470             --
                                                                   ------         ------         ------

                                                                    1,821         15,047         13,969
                                                                   ======         ======         ======

DUE FROM DIRECTOR AND EMPLOYEES (NOTE (I))
Yu Weijiang                                                            --             --             80
Xu Dong                                                                --             --             30
Xu Zhiyong                                                             --             --             30
Zhang Ernong                                                           --             --             44
Other employees                                                        --             --              4
                                                                   ------         ------         ------

                                                                       --             --            188
                                                                   ======         ======         ======

DUE TO RELATED PARTIES (NOTE (II))
WTI                                                                    --             --            405
  EiUUE-D-DEOA(3)IEuOuO-DI<222>(1)<<E3/4                               --             --          1,000
  Oi(3)<172>O(cent)                                                    12             94            103
  x<222>?i                                                              7             60             --
                                                                   ------         ------         ------

                                                                       19            154          1,508
                                                                   ======         ======         ======

DUE TO PRINCIPAL STOCKHOLDER (NOTE (II))
Tsui Kit                                                            7,821         64,654         66,354
                                                                   ======         ======         ======

GUARANTOR OF SHORT TERM LOANS
(2)`|`(Y)<<1/4w3/4UA_<172>iss.<222>P. }uo|(3)--*1/2(Y)q               725          6,000             --
                                                                   ======         ======         ======

17. RELATED PARTY TRANSACTIONS (CONTINUED)

SUMMARY OF RELATED PARTY TRANSACTIONS (CONTINUED)

YEAR ENDED DECEMBER 31,

                        2003          2003          2002         2001
                         USD           RMB           RMB          RMB

SALE OF GOODS
SLFE                   1,421        11,750        22,928            -
                    =========    ==========    ==========    =========

Notes:

(i) The amounts due from related parties, director and employees represent unsecured advances made to those parties from time to time. These amounts are interest free and repayable on demand.

(ii) The amounts due to director and related parties represent unsecured advances made from those parties from time to time. These amounts are interest free and repayable on demand.

(iii) Pursuant to an agreement entered into between Mr. Tsui Kit and SKI on November 25, 1997, Mr. Tsui Kit disposed of certain properties to SKI at their original purchase costs but he still held the properties as the registered owners. SKI, being beneficial owner of these properties, recorded these properties as its assets.

As of December 31, 2003 and 2002, the change of the registered owners of these properties (with a net carrying value of Rmb 12,121) from Mr. Tsui Kit to the Company was still in progress.

18. COMMITMENTS

(A) CAPITAL COMMITMENTS

The outstanding capital commitments of the Company are as follow:

                                                          AS OF DECEMBER 31,
                                                 -------------------------------------
                                                     2003          2003          2002
                                                      USD           RMB           RMB
Acquisition of moulds and other machinery               -             -           197
                                                 =========     =========    ==========

18. COMMITMENTS

(B) OPERATING LEASES

i) Operating lease expense

The Company leases certain staff quarters and offices premises under non-cancelable operating leases. Rental expenses under operating leases were Rmb 509, Rmb 2,262 and Rmb3,175 for the fiscal year ended December 31, 2003, 2002 and 2001 respectively. There was no capital lease currently in effect.

The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect:

                                     AS OF DECEMBER 31, 2003
                                   ------------------------------
                                             USD             RMB
Year ending December 31
2004                                          42             351
2005                                          27             221
2006                                           -               -
2007                                           -               -
2008                                           -               -
Thereafter                                     -               -
                                   --------------    ------------

Total                                         69             572
                                   ==============    ============

ii) Operating lease income

Operating leases arise from the leases for machinery and equipment to various subcontractors. The lease terms are generally 12 months.

Depreciation expense for assets subject to operating leases is provided primarily on the straight-line method over the estimated useful life of the assets. Depreciation expense relating to machinery and equipment held as investments in operating leases was Rmb 2,170, Rmb 7,990 and Rmb 76 for the years ended December 31, 2003, 2002 and 2001 respectively.

Investments in operating leases are as follows:

                                                    AS OF DECEMBER 31,
                                         -----------------------------------------
                                              2003            2003          2002
                                               USD             RMB           RMB
Machinery and equipment                      3,812          31,505        86,791
Accumulated depreciation                      (887)         (7,333)      (13,975)
                                         -----------     ----------    -----------

Net investment in operating leases           2,925          24,172        72,816
                                         ===========     ==========    ===========

18. COMMITMENTS (CONTINUED)

(B) OPERATING LEASES (CONTINUED)

Future minimum rental payments to be received on non-cancelable operating leases are contractually due as follows:

                                        AS OF DECEMBER 31, 2003
                                    ------------------------------

                                            USD               RMB
Year ending December 31
2004                                        377             3,117
2005                                        531             4,391
2006                                          -                 -
2007                                          -                 -
2008                                          -                 -
Thereafter                                    -                 -
                                    ------------     -------------

Total                                       908             7,508
                                    ============     =============

There were no contingent rentals under the respective lease contracts.

19. SUBSEQUENT EVENTS

a) Acquisition of treasury stock

On December 9, 2003, IDUL announced that it has initiated a program to buy back up to 500,000 shares of its outstanding common stock. Before the end of fiscal year 2003, IDUL has entered into an agreement with a third party to repurchase 200,000 shares of common stock of IDUL at USD2.93 per share. The consideration was settled in January 2004.

b) Discontinued operation

In January 2004, IDUL's wholly-owned subsidiary, BFL entered into an agreement to dispose its 95% owned affiliate, Shenzhen Kexuntong Industrial Company Limited ("SKI") which owned 68.7288% shareholdings in Wondial to its principal stockholder, Mr. Tsui Kit, for a purchase price equal to 105% of the appraised value of net assets of SKI as of December 31, 2003 (the "Purchase Price"). The Purchase Price shall be payable by the cancellation of amount of USD7,662 due to Mr. Tsui Kit in connection with the acquisition of LPI, as described in Note 2 (b) above and the transfer to IDUL of such number of shares of restricted common stock of IDUL owned by Mr. Tsui Kit (the aggregate fair market value of which shall be set at the closing price of such shares as of the date of the execution of the acquisition agreement) equal to the difference between the Purchase Price and the obligation of USD7,662. The disposal is expected to close after March 2004.

19. SUBSEQUENT EVENTS (CONTINUED)

c) Private placement

On February 25, 2004, IDUL completed a private equity financing pursuant to which it raised gross proceeds of USD5,800. The transaction was a unit offering pursuant to which IDUL issued a total of 2,521,745 shares of common stock together with warrants to purchase an additional 756,530 shares of common stock. The price per unit was $2.30 and the warrant exercise price is $2.70 per share.

20. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                    ---------------------------------------------------------
                                                       March 31      June 30    September 30   December 31    Total Year
                                                            RMB           RMB            RMB            RMB           RMB
2003
OPERATING REVENUES
Net sales                                                94,693       118,676        130,339        143,863       487,571
Rental income                                               240           240            240            240           960
                                                    ------------  ------------  -------------- -------------- ------------

Total operating revenues                                 94,933       118,916        130,579        144,103       488,531
                                                    ------------  ------------  -------------- -------------- ------------

OPERATING EXPENSES
Manufacturing and other costs of sales                   66,262        84,401         97,690        103,812       352,165
Sales and marketing                                       4,464         6,028          4,889          2,797        18,178
General and administrative                                3,782         3,896          3,527          9,425        20,630
Research and development                                  2,401         3,773          3,191           (864)        8,501
Depreciation and amortization                             1,128         1,092            997          1,388         4,605
Other operating costs and expenses                        1,255        20,500          8,479          6,102        36,336
                                                    ------------  ------------  -------------- -------------- ------------

Total operating expenses                                 79,292       119,690        118,773        122,660       440,415
                                                    ------------  ------------  -------------- -------------- ------------

OPERATING INCOME                                         15,641          (774)        11,806         21,443        48,116
Interest expenses                                        (2,169)       (2,549)        (2,049)        (1,691)       (8,458)
Other (expenses) income, net                                223          (184)           476          5,328         5,843
                                                    ------------  ------------  -------------- -------------- ------------

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
   INTEREST                                              13,695        (3,507)        10,233         25,080        44,501
Provision for income taxes                               (1,442)       (1,838)        (1,995)        (3,059)       (8,334)
                                                    ------------  ------------  -------------- -------------- ------------

INCOME BEFORE MINORITY INTEREST                          12,253        (5,345)         8,238         22,021        37,167
Minority interest in income of consolidated
   subsidiaries                                          (4,854)       (7,059)        (5,943)        (9,541)      (27,397)
                                                    ------------  ------------  -------------- -------------- ------------

NET INCOME (LOSS)                                         7,399       (12,404)         2,295         12,480         9,770
                                                    ============  ============  ============== ============== ============

Earnings (loss) per share:
Basic weighted average number of common stock
   outstanding                                           18,695        20,216         22,332         24,661        21,623
                                                    ============  ============  ============== ============== ============

Basic net income (loss) per common stock                   0.08         (0.61)          0.10           0.51          0.45
                                                    ============  ============  ============== ============== ============

20. QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (CONTINUED)

                                                                              THREE MONTHS ENDED
                                                    ---------------------------------------------------------
                                                       March 31       June 30   September 30   December 31    Total Year
                                                            RMB           RMB            RMB            RMB           RMB
2002
OPERATING REVENUES
Net sales                                                85,089       112,641        136,813        112,632       447,175
Rental income                                             2,040         2,040          2,040          2,040         8,160

Total operating revenues                                 87,129       114,681        138,853        114,672       455,335
                                                    ------------  ------------  -------------- -------------- ------------

OPERATING EXPENSES
Manufacturing and other costs of sales                   60,779        74,993         88,437         84,988       309,197
Sales and marketing                                       4,582         3,968          5,661          2,644        16,855
General and administrative                                4,428         4,216          4,389          5,076        18,109
Research and development                                  2,611         2,707          3,212          3,363        11,893
Depreciation and amortization                             1,064         4,458          2,685          3,238        11,445
Other operating costs and expenses                           69            68            233          2,814         3,184
                                                    ------------  ------------  -------------- -------------- ------------

Total operating expenses                                 73,533        90,410        104,617        102,123       370,683

                                                    ------------  ------------  -------------- -------------- ------------

OPERATING INCOME                                         13,596        24,271         34,236         12,549        84,652
Interest expenses                                        (3,713)       (3,766)        (2,541)        (3,224)      (13,244)
Other (expenses) income, net                                706           734           (187)         1,183         2,436
                                                    ------------  ------------  -------------- -------------- ------------

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
                                                         10,589        21,239         31,508         10,508        73,844
Provision for income taxes                                 (843)       (1,899)        (3,106)        (1,493)       (7,341)
                                                    ------------  ------------  -------------- -------------- ------------

INCOME BEFORE MINORITY INTEREST                           9,746        19,340         28,402          9,015        66,503
Minority interest in income of consolidated
   subsidiaries                                          (3,964)       (7,224)       (10,289)        (3,407)      (24,884)
                                                    ------------  ------------  -------------- -------------- ------------

NET INCOME                                                5,782        12,116         18,113          5,608        41,619
                                                    ============  ============  ============== ============== ============

Earnings per share:
Basic weighted average number of common stock
   outstanding                                           18,007        18,007         18,007         18,007        18,007
                                                    ============  ============  ============== ============== ============

Basic net income per common stock                          0.32         0.80            1.01           0.31          2.31
                                                    ============  ============  ============== ============== ============

PART II

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount

SEC Filing Fee	$1,149.59
Blue Sky Fees and Expenses	10,000*
Legal Fees	50,000*
Accounting Fees and Expenses	50,000*
Miscellaneous	30,000*

Total	$141,149.59

*Estimated

Item 14. Indemnification of Directors and Officers

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, the Company's Bylaws and Articles of Incorporation also include provisions that eliminates the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, the Company will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, the Company will not indemnify any officer or director against, or be reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own gross negligence or willful misconduct.

The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right of the Company to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our charter or Bylaws.

Item 15. Recent Sales of Unregistered Securities

On February 6, 2003, the Company issued 3,750,785 shares of common stock to Dr. Kit Tsui, the Company’s current Chief Executive Officer and Chairman, as consideration for the share exchange with Broad Faith, described in “Business – History, Reorganizations and Corporate Structure – Broad Faith Limited”. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The shares were issued to an individual qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

70

On May 14, 2003, the Company issued 10,315,187 shares of common stock to Dr. Kit Tsui, the Company’s current Chief Executive Officer and Chairman, as consideration for the share exchange with Broad Faith, described in “Business – History, Reorganizations and Corporate Structure – Broad Faith Limited”. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The shares were issued to an individual qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

On June 10, 2003, the Company issued 665,860 shares of common stock to Shanghai Sanfen Investment Mangement Limited, an unaffiliated entity. The shares were issued through the Company’s wholly-owned subsidiary Sunbest Industries Ltd., a BVI corporation, in exchange for an additional 4.24% interest in Shenzhen Wonderland Communication Science and Technology Co., Ltd. The transaction is described further in “Business – History, Reorganizations and Corporate Structure – Broad Faith Limited”. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The shares were issued to an entity qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

On October 1, 2003, the Company issued 3,941,358 shares of common stock to Dr. Kit Tsui, the Company’s current Chief Executive Officer and Chairman, as consideration for the share exchange with Li Sun Power, described in “Business – History, Reorganizations and Corporate Structure – Li Sun Power”. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The shares were issued to an individual qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

On October 10, 2003, the Company issued 51,948 shares of common stock to The Research Works, Inc., an unaffiliated entity. The shares were issued in exchange for research coverage conducted by The Research Works, which functions essentially as an investor relations service. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The shares were issued to an entity qualified as an “accredited investor, ” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

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On February 25, 2004, the Company completed a private equity financing pursuant to which it raised gross proceeds of $5,800,000. The financing was arranged by HPC Capital Management Corporation, an investment banking firm and fund manager, which received a net commission of 6.5% of the total gross proceeds. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of restricted common stock and warrants convertible into 0.3 shares of restricted common stock, resulting in the placement of an aggregate of 2,521,745 shares of restricted common stock and warrants convertible into an additional 756,530 shares of restricted common stock. The warrants have an exercise price of $2.70 per share and expire on February 25, 2007. Twelve investors participated in the transaction. The transaction is described further in “Market for Our Common Equity and Related Stockholder Matters – Restricted Offerings”. Each and all of the investors in this financing qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

Item 16. Exhibits*

2.1	Amended and Restated Agreement and Plan of Share Exchange by and among Broad Faith Limited, a British Virgin Islands Corporation, and the Sole Stockholder of Broad Faith Limited on the one hand, and Industries International, Inc., a Nevada corporation and Certain Stockholders of Industries International, Inc., on the other hand dated February 10, 2003 (1)

2.2	Agreement for the Sale and Purchase of Shares in Li Sun Power International Ltd. Completion Agreement by and between Industries International, Inc., Kit Tsui, Li Sun Power International Ltd., Wuhan Hanhai High Technology Ltd., Wuhan City Puhong Trading Ltd., Shenzhen City Zing Zhicheng Industrial Ltd. and Shenzhen Kexuntong Industrial Co. Ltd., dated March 10, 2003 (3)

2.3	Completion Agreement by and between Industries International, Inc., Kit Tsui, Li Sun Power International Ltd., Wuhan Hanhai High Technology Ltd., Wuhan City Puhong Trading Ltd., Shenzhen City Zing Zhicheng Industrial Ltd. and Shenzhen Kexuntong Industrial Co. Ltd., dated May 14, 2003 (4)

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3.1	Articles of Incorporation of Industries International, Incorporated (5)

3.2	Amended and Restated Articles of Incorporation, as amended (2)

3.3	By-laws of Industries International, Incorporated (5)

3.4	Amended and Restated By-laws of Industries International, Incorporated (2)

4.1	Form of Common Stock share certificate (8)

5.1	Opinion of Richardson & Patel LLP

10.1	Stock Buyback Agreement by and between the Company and Zhu Zhuan Xu, dated December 10, 2003 (8)

10.2	Regional Sales Agreement by and between Shenzhen Wondial Commununication Technology Incorporation and the Company, dated January 1, 2003 (8)

10.3	Form of Purchase Agreement for Financing conducted February 25, 2004 (8)

10.4	Form of Warrant Agreement for Financing conducted February 25, 2004 (8)

10.5	Industries International 2003 Equity Incentive Plan (2)

10.6	Agreement by and between Broad Faith Ltd. and Unical Enterprises, Inc. (Northwestern Bell) (8)

10.7	Purchase Agreement by and between WuHan Lixing Power Supply Ltd. Company and Li Gao International Company (8)

10.8	ShenZhen City Real Estate Leasing Agreement by and between the Company and Shanghai Sheng Bang Inspection, dated September 16, 2003 (8)

10.9	Rental Contract by and between the Company and ShenZhen HuaQiao City real estate Limited, dated September 21, 2003 (8)

10.10	Registration Rights Agreement by and between the Company and each Purchaser pursuant to the HPC Financing, dated February 25, 2004

10.11	Lock Up Letter by and between Dr. Kit Tsui and Purchasers pursuant to the Securities Purchase Agreement dated February 25, 2004

16.1	Letter regarding change in certifying accountant from Randy Simpson, CPA, PC to Moores Rowland Mazars, Chartered Accountants, Certified Public Accountants effective May 6, 2003. (6)

21.1	List of subsidiaries (8)

23.1	Consent of Moores Rowland Mazars, Chartered Accountants, Certified Public Accountants

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23.2	Consent of Richardson & Patel LLP (9)

*-	A number of these agreements are directly translated from agreements originally drafted in Chinese, and conform to Chinese industry standards.

(1)	Incorporated by reference from the Company's Current Report on Form 8-K, as filed on February 12, 2003.

(2)	Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed on April 14, 2003.

(3)	Incorporated by reference from the Company’s Current Report on Form 8-K, as filed March 25, 2003.

(4)	Incorporated by reference from the Company’s Current Report on Form 8-K, as filed May 19, 2003.

(5)	Incorporated by reference from the Company’s registration statement on Form 10-SB, as filed on December 04, 2000.

(6)	Incorporated by reference from the Company’s Current Report on Form 8-K, as filed May 7, 2003.

(7)	[omitted]

(8)	Incorporated by reference from the Company’s Annual Report on Form 10-K, as filed March 31, 2004.

(9)	Incorporated into Exhibit 5.1.

Item 17.   Undertakings

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
    Include any additional or changed material information on the plan of distribution.
  For the purposes of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question wheth er such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on April 9, 2004.

                   Industries International, Inc.

                   /s/ Dr. Kit Tsui
                   By: Dr. Kit Tsui
                   Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Kit Tsui Kit Tsui	Chief Executive Officer, Chairman of the Board (principal executive officer)	April 9, 2004

/s/Hongyan Sun Hongyan Sun	President and Director	April 9, 2004

/s/ Zhiyong Xu Zhiyong Xu	Secretary and Director	April 9, 2004

/s/ Guoqiong Yu Guoqiong Yu	Chief Financial Officer and Treasurer (principal accounting officer and principal financial officer)	April 9, 2004

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